As Filed with the Securities and Exchange Commission on February 14, 2007

Registration No.  __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASIA TIME CORPORATION
(Name of Registrant As Specified in its Charter)

Delaware	3873	N/A
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation	Classification Code Number)
or Organization)

Room 1601-1604, 16/F., CRE Centre
889 Cheung Sha Wan Road
Kowloon, Hong Kong
(Address and Telephone Number of Principal Executive Offices)

Kwong Kai Shun
Room 1601-1604, 16/F., CRE Centre
889 Cheung Sha Wan Road
Kowloon, Hong Kong
(Name, Address and Telephone Number of Agent for Service)

Copies to

Thomas J. Poletti, Esq. Anh Q. Tran, Esq. Kirkpatrick & Lockhart Preston Gates Ellis LLP 10100 Santa Monica Blvd., 7th Floor Los Angeles, CA 90067 Telephone (310) 552-5000 Facsimile (310) 552-5001	Joseph V. Stubbs, Esq. Scott Galer, Esq. Stubbs Alderton & Markiles, LLP 15260 Ventura Boulevard, 20th Floor Sherman Oaks, California 91403 Telephone (818) 444-4500 Facsimile (818) 444-4520

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.0001 par value per share	345,000 (2)	$4.00 (2)	$1,380,000 (2)	$147.66
Common Stock, $.0001 par value per share	1,703,017(3)	$3.50 (4)	$5,960,560(4)	$637.78
Common Stock, $.0001 par value per share	2,250,348 (5)	$3.50 (4)	$7,876,218 (4)	$842.76
Total Registration Fee				$1,628.20 (6)

(1)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The registration fee for securities to be offered by the Registrant is based on an estimate of the offering price and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Includes shares for which the underwriters have the option to purchase to cover over-allotments, if any.

(3)
This Registration Statement also covers the resale under a separate resale prospectus (the "Resale Prospectus") by selling stockholders of the Registrant of up to 1,703,017 shares of common stock previously issued to such selling stockholders as named in the Resale Prospectus.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(5)
Represents shares of the Registrant's common stock being registered for resale that have been or may be acquired upon the conversion of outstanding Series A Convertible Preferred Stock issued to selling stockholders named under the Resale Prospectus.

(6)	This amount is being paid herewith.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains a prospectus to be used in connection with the initial public offering of up to 300,000 the Registrant's common stock (in addition to 45,000 shares that may be sold upon exercise of the underwriters' over-allotment option) through the underwriters named on the cover page of that prospectus (the "IPO Prospectus"). In addition, the Registrant is contractually obligated to register on this Registration Statement for the resale of up to 3,953,365 shares of its common stock (including 2,250,348 shares that have been or may be acquired upon the conversion of outstanding Series A Convertible Preferred Stock) (the "Registrable Securities") held by selling stockholders. Consequently, this Registration Statement contains a second prospectus to cover these possible resales (the "Resale Prospectus") by certain of the Registrant's stockholders named under the Resale Prospectus (the "Selling Stockholders"). The IPO Prospectus and the Resale Prospectus are substantively identical, except for the following principal points:

•	they contain different outside and inside front covers;

•	they contain different Offering sections in the Prospectus Summary section beginning on page 1 ;

•	they contain different Use of Proceeds sections on page 19;

•	the Dilution section is deleted from the Resale Prospectus on page 21;

•	a Selling Stockholder section is included in the Resale Prospectus beginning on page 46A;

•	references in the IPO Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

•	the Underwriting section from the IPO Prospectus on page 48 is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place;

•	the Legal Matters section in the Resale Prospectus on page 50 deletes the reference to counsel for the underwriters; and

•	the outside back cover of the IPO Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, alternate pages to reflect the foregoing differences.

Notwithstanding the Resale Prospectus, certain of the Selling Stockholders holding an aggregate of 2,250,348 shares of common stock issuable upon conversion of outstanding Series A Convertible Preferred Stock that was purchased in a private placement that closed on February 9, 2007 have agreed that they will not sell any of the Registrable Securities until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated February 14, 2007

300,000 SHARES

ASIA TIME CORPORATION

COMMON STOCK

We are a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended. Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the American Stock Exchange. We propose to obtain the trading symbol "[____]". We expect that the public offering price of our common stock will be between $3.00 and $4.00 per share.

The purchase of the securities involves a high degree of risk. See section entitled "Risk Factors" beginning on page 7.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to Asia Time Corporation	$	$

The underwriters have a 60-day option to purchase up to 45,000 additional shares of common stock from us solely to cover over-allotments, if any.

The underwriters expect to deliver the shares of common stock to purchasers on or about __________, 2007.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone's investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

WestPark Capital, Inc.

The Date of This Prospectus Is: ____________________, 2007

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
SUMMARY FINANCIAL DATA	5
RISK FACTORS	7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	18
USE OF PROCEEDS	19
DIVIDEND POLICY	19
CAPITALIZATION	20
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	21
DILUTION	21
RECAPITALIZATION	22
SELECTED CONSOLIDATED FINANCIAL DATA	23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	24
DESCRIPTION OF BUSINESS	32
MANAGEMENT	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
DESCRIPTION OF SECURITIES	42
SHARES ELIGIBLE FOR FUTURE SALE	46
UNDERWRITING	48
LEGAL MATTERS	50
EXPERTS	50
ADDITIONAL INFORMATION	50
INDEX TO FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
SIGNATURES	II-8

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

i

PROSPECTUS SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, including our financial statements and related notes. Our business involves significant risks. You should carefully consider the information under the heading "Risk Factors" beginning on page 7.

Asia Time Corporation

We are a distributor of watch movements components used in the manufacture and assembly of watches to a wide variety of timepiece manufacturers. Our core customer base consists primarily of large wholesalers, online retailers and small and medium-sized watch manufacturers that produce watches primarily for sale to customers in Hong Kong and China. To a lesser extent, we design watches for manufacturers and exporters of watches and manufacture and distribute complete watches primarily to online retailers and internet marketers.

We have distribution centers and strategically located sales offices throughout Hong Kong and the People's Republic of China ("China" or "PRC"). We distribute more than 350 products from over 30 vendors, including such market leaders as Citizen Group, Seiko Corporation and ETA SA Manufacture Horlogere Suisse, to a base of over 300 customers primarily through our direct sales force. To enhance our ability to distribute watch movements we provide a variety of value-added services, including automated inventory management services; integration, design and development, management, and extended and post-sale support services.

Our goal is to be a leading watch movement and timepiece distributor in Hong Kong and China through the following strategies.

•	Offer wide-ranging product spectrum to customers. We hope that we can increase revenues by broadening our product spectrum and offering more brands of quartz movement to customers.

•
Manufacture branded proprietary watch movements. We intend to manufacture our own brands of quartz movements and high end mechanical movements in-house to further diversify our product offering and reduce our reliance on third party watch movement manufacturers.

•
Developing closer ties with product brands owners and distributors. We believe closer ties with product brands owners and its distributors would lead to more competitive pricing and stable supply of products.

•
Expand the distribution of complete watches. We believe that if we are able to expand our sales and marketing efforts in China, we may be able to increase our market share and enhance our earning capacity.

Corporate Information

We were incorporated in the State of Delaware on January 3, 2006. We were originally organized as a "blank check" shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

On January 23, 2007, we closed a share exchange transaction, described below, pursuant to which we (i) became the 100% parent of Times Manufacture & E-Commerce Corporation Limited, a British Virgin Islands corporation ("Times Manufacture"), which has eight wholly-owned subsidiaries consisting of Times Manufacturing & E-Commerce Corporation Ltd., TME Enterprise Ltd., Citibond Design Ltd. and Megamooch Online Ltd., each of which is a British Virgin Islands corporation, and the Hong Kong incorporated subsidiaries Billow Win International Enterprise Ltd., Goldcome Industrial Ltd., Citibond Industrial Ltd., and Megamooch International Ltd., (ii) assumed the operations of Times Manufacture and its subsidiaries, and (iii) changed our name from SRKP 9, Inc. to Asia Time Corporation.

Our corporate offices are located at Room 1601-1604, 16/F., CRE Centre, 889 Cheung Sha Wan Road, Kowloon, Hong Kong.

Recent Events

Completion of the Share Exchange

On December 15, 2006, we entered into a share exchange agreement with the sole shareholder of Times Manufacture. Pursuant to the share exchange agreement (the "Exchange Agreement") we agreed to issue shares of our common stock in exchange for all of the issued and outstanding securities of Times Manufacture (the "Share Exchange"). The Share Exchange closed on January 23, 2007.

Upon the closing of the Share Exchange and pursuant to the terms of the Exchange Agreement, we issued an aggregate of 19,454,420 shares of our common stock to the sole shareholder of Times Manufacture in exchange for all of the issued and outstanding securities of Times Manufacture. Times Manufacture also paid an aggregate of $350,000 to the stockholders of SRKP 9, Inc. In addition, prior to the closing of the Share Exchange and the Private Placement, as described below, we effectuated a 1.371188519-for-one stock dividend such that there were 3,702,209 shares of common stock outstanding immediately prior to the Share Exchange and Private Placement. We issued no fractional shares in connection with the Share Exchange.

After the closing of the Share Exchange and Private Placement, we had 23,156,629 outstanding shares of common stock, 2,250,348 shares of Series A Convertible Preferred Stock and no options or warrants to purchase shares of our common stock.

Pursuant to the terms of the Share Exchange, we agreed to register a total of 3,702,209 shares of common stock held by our shareholders immediately prior to the Share Exchange. Of these shares held by our shareholders, 1,703,017 shares would be covered by the registration statement filed in connection with the Private Placement (described below) and 1,999,192 shares will be included in a subsequent registration statement filed by us within 10 days after the end of the six-month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement.

Immediately after the closing of the Share Exchange, on January 23, 2007, we changed our corporate name from "SRKP 9, Inc." to "Asia Time Corporation." Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the American Stock Exchange. The transactions contemplated by the Exchange Agreement, as amended, were intended to be a "tax-free" incorporation pursuant to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended.

The Private Placement

On January 23, 2007, concurrently with the close of the Share Exchange, we conducted an initial closing of a private placement transaction pursuant to which we sold an aggregate of 1,749,028 shares of Series A Convertible Preferred Stock at $1.29 per share. On February 9, 2007, we conducted a second and final closing of the private placement pursuant to which we sold 501,320 shares of Series A Convertible Preferred Stock at $1.29 per share. Accordingly, a total of 2,250,348 shares of Series A Convertible Preferred Stock were sold in the private placement for an aggregate gross proceeds of $2,952,946 (the "Private Placement"). Of the gross proceeds, $50,000 is represented by a subscription receivable from one investor. WestPark Capital, Inc. ("WestPark") acted as the placement agent for the Private Placement. For its services as placement agent, WestPark received an aggregate fee of approximately $261,265, which consisted of a commission equal to 9.0% of the gross proceeds from the financing. After commissions and expenses, we received net proceeds of approximately $2.3 million in the Private Placement.

Pursuant to Subscription Agreements entered into with the investors in the Private Placement, each share of the Series A Convertible Preferred Stock is convertible into shares of common stock at a conversion price equal to the per share purchase price. However, if we, at any time prior to the first trading day on which our common stock is quoted on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market or New York Stock Exchange (each a "Trading Market") sell or issue any shares of common stock in one or a series of transactions at an effective price less than such conversion price where the aggregate gross proceeds to us are at least $1.0 million, then the aforementioned conversion price shall be reduced to such effective price. Each share of the Series A Convertible Preferred Stock shall automatically convert into shares of common stock if (i) the closing price of our common stock on the Trading Market for any 10 consecutive trading day period exceeds $3.00 per share, (ii) the shares of common stock underlying the Series A Convertible Preferred Stock are subject to an effective registration statement, and (iii) the daily trading volume of the common stock on a Trading Market exceeds 25,000 shares per day for 10 out of 20 prior trading days. Upon liquidation, the holders of the Series A Convertible Preferred Stock shall receive $1.29 per share of the Series A Convertible Preferred Stock then held prior to any other distribution or payment made to holders of the common stock.

We agreed to file a registration statement covering the common stock underlying the Series A Convertible Preferred Stock sold in the Private Placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor. The investors in the Private Placement also entered into a lock up agreement pursuant to which they agreed not to sell their shares until our common stock begins to be traded on either the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market or NASDAQ Capital Market after which the one-ninth of their shares will automatically be released from the lock up on a monthly basis.

Some of the controlling shareholders, control persons of WestPark were also, prior to the completion of the Share Exchange, shareholders and/or control persons of our company, including Richard Rappaport, who is the Chief Executive Officer of WestPark and was the President and a significant shareholder of our company prior to the Share Exchange, Anthony C. Pintsopoulos, who is the Chief Financial Officer of WestPark and an officer, director and significant shareholder of our company prior to the Share Exchange and Kevin DePrimio and Jason Stern, each employees of WestPark and shareholders of our company prior to the Share Exchange. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with our company upon the closing of the Share Exchange. Affiliates of WestPark who own shares of our common stock have agreed to a lock-up whereby they shall not sell an aggregate of 1,528,933 shares of common stock held by them until that date which is nine months from the day that our common stock begins to be traded on either the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market, the OTC Bulletin Board or the Pink Sheets.

The Offering

Common stock offered we are offering	300,000 shares (1)

Common stock outstanding after the offering	23,456,629 shares (2)

Offering Price	$3.00 to $4.00 per share (estimated)
Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See "Use of Proceeds" on page 19 for more information on the use of proceeds.

Risk factors
Investing in these securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the "Risk Factors" section beginning on page 7.

(1)
Excludes up to 45,000 shares that may be sold upon the underwriters' over-allotment option. We are also concurrently registering for resale under a separate prospectus up to 3,953,365 shares of our common stock held by the selling stockholders named under the prospectus, including 2,250,348 shares that have been or may be acquired upon the conversion of outstanding Series A Convertible Preferred Stock. None of these shares are being offered by us and we will not receive any proceeds from the sale of these shares. For additional information, see above under "Prospectus Summary - Recent Events - Completion of the Share Exchange" and "- The Private Placement."

(2)
Based on 23,156,629 shares of common stock issued and outstanding as of February 8, 2007. The number of shares of our common stock outstanding excludes 2,250,348 shares of our common stock issuable upon conversion of outstanding Series A Convertible Preferred Stock.

SUMMARY FINANCIAL DATA

The following summary financial information includes selected consolidated statement of operations data for the years ended December 31, 2005, 2004, and 2003 and the balance sheet data as of December 31, 2005, 2004 and 2003 is derived from our audited consolidated financial statements, which are included elsewhere in this prospectus. The selected consolidated statement of operations data for the years ended December 31, 2002 and 2001 and the balance sheet data as of December 31, 2002 and 2001 is derived from our unaudited consolidated financial statements not included in this prospectus. The following selected consolidated statement of operations data for the nine months ended September 30, 2006 and 2005 and consolidated balance sheet data as of September 30, 2006 is derived from our unaudited interim condensed consolidated financial statements, which are included elsewhere in this prospectus. In the opinion of management, unaudited financial statements include all adjustments, consisting principally of normal recurring accruals, that management considers necessary for a fair presentation of the financial position and the results of operations for these periods. Historical results are not necessarily indicative of the results of operations for future periods. The following data is qualified in its entirety by and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(unaudited)	(unaudited)				(unaudited)	(unaudited)
	(in thousands)

Net sales	$62,874	$48,476	$63,078	$36,553	$33,215	$43,893	$29,088
Cost of sales	(56,511)	(45,618)	(56,813)	(34,585)	(31,919)	(43,036)	(28,231)

Gross profit	$6,363	$2,858	$6,265	$1,968	$1,297	$857	$857
Administrative and other operating expenses	(1,215)	(905)	(1,695)	(1,471)	(852)	(717)	(439)

Income from operations	$5,149	$1,953	$4,570	$497	$445	$140	$418

Interest expenses	(764)	(357)	(515)	(165)	(115)	(69)	(24)
Other income	291	801	1,095	28	20	74	6

Income before taxes	$4,676	$2,397	$5,150	$361	$349	$145	$400

Income taxes	(830)	(397)	(949)	(136)	(61)	(24)	(61)

Net income	$3,846	$2,000	$4,201	$225	$288	$121	$339

	September 30,	December 31,
Consolidated Balance Sheets	2006	2005	2004	2003	2002	2001
	(unaudited)				(unaudited)	(unaudited)
Current Assets	$20,163	$16,920	$12,542	$4,871	$3,838	$2,549
Total Assets	22,801	18,804	13,976	4,911	3,947	2,647
Current Liabilities	16,557	13,937	12,682	3,853	3,171	1,985
Total Liabilities	16,557	13,937	12,682	3,853	3,178	1,999
Total Stockholders' Equity	6,243	4,867	1,294	1,058	769	648

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. If and when our common stock is traded, the trading price could decline due to any of these risks, and an investor may lose all or part of his or her investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

RISKS RELATED TO OUR OPERATIONS

We are dependent on a limited number of suppliers. Loss of one or more of our key suppliers could have a material adverse effect on our business.

The watch movement distribution industry and, in particular, the timepiece manufacturing industry has historically been affected by general economic downturns and fluctuations in product supply and demand, often associated with changes in technology and manufacturing capacity. These industry cycles and economic downturns have often had an adverse economic effect upon manufacturers, end-users of watch movements and watch movement distributors, including our company. We cannot predict the timing or the severity of the cycles within our industry, or how long and to what levels any industry downturn and/or general economic weakness will last or be exacerbated by terrorism or war or other factors on our industry. Our revenues closely follow the strength or weakness of the timepiece market, and future downturns in this industry, would have a material adverse effect on our business, results of operations and financial condition.

Our industry is highly cyclical, and an industry downturn could have a material adverse effect on our business.

We rely on a limited number of suppliers for products that generate a significant portion of our sales. During the nine months ended September 30, 2006 and the year ended December 31, 2005, products purchased from our 10 largest suppliers accounted for 97% and 94%, respectively, of our total net sales. Substantially all of our inventory has been and will be purchased from suppliers with which we have entered into non-exclusive distribution agreements. Moreover, most of our distribution agreements are cancelable upon short notice. As a result, in the event that one or more of those suppliers experience financial difficulties or are not willing to do business with us in the future on terms acceptable to management, there could be a material adverse effect on our business, results of operations or financial condition. Additionally, our relationships with our customers could be materially adversely affected because our customers depend on our distribution of watch movements from the industry's leading suppliers.

Declines in the value of our inventory could materially adversely affect our business.

The watch movements industry is subject to rapid technological change, new and enhanced products and evolving industry standards, which can contribute to a decline in value or obsolescence of inventory. During an industry and/or economic downturn, it is possible that prices will decline due to an oversupply of product and, therefore, there may be greater risk of declines in inventory value. Although it is the policy of many of our suppliers to offer distributors like us certain protections from the loss in value of inventory (such as price protection, stock rotation privileges and limited rights of return and rebates), we cannot assure you that such protections will fully compensate us for the loss in value, or that the suppliers will choose to, or be able to, honor such agreements, some of which are not documented and therefore subject to the discretion of the supplier. We cannot assure you that unforeseen new product developments or declines in the value of our inventory will not materially adversely affect our business, results of operations or financial condition, or that we will successfully manage our existing and future inventories.

Significant order cancellations, reductions or delays by our customers could materially adversely affect our business.

Our sales are typically made pursuant to individual purchase orders, and we generally do not have long-term supply arrangements with our customers, but instead work with our customers to develop nonbinding forecasts of future requirements. Based on these forecasts, we make commitments regarding the level of business that we will seek and accept, the timing of production schedules and the levels and utilization of personnel and other resources. A variety of conditions, both specific to each customer and generally affecting each customer's industry, may cause customers to cancel, reduce or delay orders that were either previously made or anticipated. Generally, customers may cancel, reduce or delay purchase orders and commitments without penalty, except for payment for services rendered or products competed and, in certain circumstances, payment for materials purchased and charges associated with such cancellation, reduction or delay. Significant or numerous order cancellations, reductions or delays by our customers could have a material adverse effect on our business, financial condition or results of operations.

The market for our products and services is very competitive and, if we cannot effectively compete, our business will be harmed.

The market for our products and services is very competitive and subject to rapid technological change. We compete with many other distributors of watch movements and complete watches many of which are larger and have significantly greater assets, name recognition and financial, personnel and other resources than we have. As a result, our competitors may be in a stronger position to respond quickly to potential acquisitions and other market opportunities, new or emerging technologies and changes in customer requirements. Occasionally, we compete for customers with many of our own suppliers and additional competition has emerged from, fulfillment companies, catalogue distributors and e-commerce companies, including on-line distributors and brokers, which have grown with the expanded use of the Internet. We cannot assure you that we will be able to maintain or increase our market share against the emergence of these or other sources of competition. Failure to maintain and enhance our competitive position could materially adversely affect our business and prospects.

Additionally, prices for our products tend to decrease over their life cycle. This reduces resale per component sold. There is also continuing pressure from customers to reduce their total cost for products. Our suppliers may also seek to reduce our margins on the sale of their products in order to increase their own profitability or to be competitive with other suppliers of comparable product. We incur substantial costs on our value-added services required to remain competitive, retain existing business and gain new customers, and we must evaluate the expense of those efforts against the impact of price and margin reductions.

Substantial defaults by our customers on accounts receivable or the loss of significant customers could have a material adverse effect on our business.

A substantial portion of our working capital consists of accounts receivable from customers. If customers responsible for a significant amount of accounts receivable were to become insolvent or otherwise unable to pay for products and services, or to make payments in a timely manner, our business, results of operations or financial condition could be materially adversely affected. An economic or industry downturn could materially adversely affect the servicing of these accounts receivable, which could result in longer payment cycles, increased collection costs and defaults in excess of management's expectations. A significant deterioration in our ability to collect on accounts receivable could also impact the cost or availability of financing available to us.

We are dependent on foreign manufacturers and subject to trade regulations which expose us to political and economic risk.

The significant portion of watch movements sold by us are manufactured by foreign companies. As a result, our ability to sell certain products at competitive prices could be adversely affected by any of the following:

•	increases in tariffs or duties;

•	changes in trade treaties;

•	strikes or delays in air or sea transportation;

•	future legislation with respect to pricing and/or import quotas on products imported from foreign countries; and

•	turbulence in offshore economies or financial markets.

Our ability to be competitive with respect to sales of imported components could also be affected by other governmental actions and policy changes.

Our industry is subject to supply shortages. Any delay or inability to obtain products may have a material adverse effect on our business.

During prior periods, there have been shortages of components in the watch movements industry and the availability of certain movements have been limited by some of our suppliers. Although such shortages and allocations have not had a material adverse effect on our business, we cannot assure you that any future shortages or allocations would not have such an effect on us.

The prices of our products are subject to volatility.

A portion of the watch movements products we sell have historically experienced volatile pricing. If market pricing for these products decreases significantly, we may experience periods when our investment in inventory exceeds the market price of such products. In addition, at times there are price increases from our suppliers that we are unable to pass on to our customers. These market conditions could have a negative impact on our sales and gross profit margins unless and until our suppliers reduce the cost of these products to us. Furthermore, in the future, the need for aggressive pricing programs in response to market conditions, an increased number of low-margin, large volume transactions and/or increased availability of the supply of certain products, could further impact our gross profit margins.

A reversal of the trend for distribution to play an increasing role in the watch movements industry could materially adversely affect our business.

In recent years, there has been a growing trend for large wholesalers and watch manufacturers to outsource their procurement, inventory and materials management processes to third parties, particularly watch movement distributors, including our company. Although we do not currently foresee this trend reversing, if it did, our business would be materially adversely affected.

Manufacturing capacity restraints and limited experience may have an adverse effect on our results of operations.

As part of our expansion plan, we intend to substantially expand the design and manufacture of our own brands of complete watches and commence the manufacture of branded watch movements in-house. In order to produce our watches and watch movements in quantities sufficient to meet our anticipated market demand we will need to increase our manufacturing capacity by a significant factor over the current level. There are technical challenges to increasing manufacturing capacity, including equipment design and automation, material procurement, problems with production yields and quality control and assurance. Developing commercial scale manufacturing facilities will require the investment of substantial funds and the hiring and retaining of additional management and technical personnel who have the necessary manufacturing experience. We may encounter some difficulties, such as significant unexpected costs and delays, in scaling up the necessary manufacturing operations to produce required quantities of watch movements and watches. The failure to scale-up manufacturing operations in a timely and cost-effective way may adversely affect our income. Moreover, the lack of experience in watch movement and watch manufacture design may make it difficult to compete against companies that have more senior management and experience. If we are unable to satisfy demand for products, our ability to generate revenue could be impaired, market acceptance of our products could be adversely affected and customers may instead purchase our competitors' products.

Our operations would be materially adversely affected if third-party carriers were unable to transport our products on a timely basis.

All of our products are shipped through third party carriers. If a strike or other event prevented or disrupted these carriers from transporting our products, other carriers may be unavailable or may not have the capacity to deliver our products to our customers. If adequate third party sources to ship our products were unavailable at any time, our business would be materially adversely affected.

Our products may be found to be defective and, as a result, warranty and/or product liability claims may be asserted against us which could have a material adverse effect on our business.

Our products are sold at prices that are significantly lower than the cost of the watches in which they are incorporated. Since a defect or failure in a product could give rise to failures in the end products that incorporate them (and claims for consequential damages against us from our customers), we may face claims for damages that are disproportionate to the sales and profits we receive from our products involved. While we and our suppliers specifically exclude consequential damages in our standard terms and conditions, our ability to avoid such liabilities may be limited. Our business could be materially adversely affected as a result of a significant quality or performance issue in the products sold by us depending on the extent to which we are required to pay for the damages that result. Although we currently have product liability insurance, such insurance is limited in coverage and amount.

The failure to manage growth effectively could have an adverse effect on our business, financial condition, and results of operations.

Any significant growth in the market for our products or entry into new markets by Asia Time may require us to expand our employee base for managerial, operational, financial, and other purposes. As of September 30, 2006, we had 29 full time employees. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance. For effective growth management, we will be required to continue improving our operations, management, and financial systems and control. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Each of the named executive officers performs key functions in the operation of our business. Although we have employment agreements with such key personnel, there can be no assurance that we will be able to retain these officers after the term of their employment contracts expire or that such personnel may not receive and/or accept competing offers of employment. The loss of a significant number of these employees could have a material adverse effect upon our business, financial condition, and results of operations.

Our planned expansion into new international markets poses additional risks and could fail, which could cost us valuable resources and affect our results of operations.

We plan to expand sales of products into new international markets including developing and developed countries, such as South America and Europe. These markets are untested for our products and we face risks in expanding the business overseas, which include differences in regulatory product testing requirements, intellectual property protection (including patents and trademarks), taxation policy, legal systems and rules, marketing costs, fluctuations in currency exchange rates and changes in political and economic conditions.

Our quarterly results may fluctuate significantly.

Our quarterly operating results may fluctuate significantly in the future due to such factors as acceptance of our products by watch manufacturers and other consumers, timing of introductions for new and updated products, availability and pricing of components from third parties, competition, timing of orders, foreign currency exchange rates, technological changes and economic conditions generally. Broad market fluctuations in the stock markets could adversely affect the market price of our common stock, if and when it becomes listed or quoted on a national stock exchange. In addition, failure to meet or exceed analysts' expectations of financial performance may result in immediate and significant price and volume fluctuations in our common stock, if and when it becomes listed or quoted on a national stock exchange.

RISKS RELATED TO US DOING BUSINESS IN CHINA

All of our assets are located in Hong Kong and China and substantially all of our revenues are derived from our operations in Hong Kong and China, and changes in the political and economic policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the results of operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The PRC has operated as a socialist state since the mid-1900s and is controlled by the Communist Party of China. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. The PRC has only permitted provincial and local economic autonomy and private economic activities since 1988. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy, particularly the pharmaceutical industry, through regulation and state ownership. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under current leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

The PRC's legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We are considered a foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. If the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses;

•	requiring that we restructure our ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

The foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

To the extent that we need to convert dollars into Renminbi for our operational needs, our financial position and the price of our common stock may be adversely affected should the Renminbi appreciate against the U.S. Dollar at that time. Conversely, if we decide to convert our Renminbi into dollars for the operational needs or paying dividends on our common stock, the dollar equivalent of our earnings from our subsidiaries in China would be reduced should the dollar appreciate against the Renminbi.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. Dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China's current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the dollar.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. During the past decade, the rate of inflation in China has been as high as approximately 20% and China has experienced deflation as low as approximately minus 2%. If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. The implementation of such policies may impede economic growth. In October 2004, the People's Bank of China, the PRC's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. In April 2006, the People's Bank of China raised the interest rate again. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products and services.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate, including our ability to pay dividends.

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company's assets or equity interests to foreign entities for equity interests or assets of the foreign entities.

In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations. The April notice also provides that failure to comply with the registration procedures set forth therein may result in restrictions on our PRC resident shareholders and subsidiaries. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

In addition, on August 8, 2006, the Ministry of Commerce ("MOFCOM"), joined by the State-Owned Assets Supervision and Administration Commission of the State Council, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and SAFE, amended and released the Provisions for Foreign Investors to Merge and Acquire Domestic Enterprises, new foreign-investment rules which took effect September 8, 2006, superseding much, but not all, of the guidance in the prior SAFE circulars. These new rules significantly revise China's regulatory framework governing onshore-offshore restructurings and how foreign investors can acquire domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

These new rules may significantly affect the means by which offshore-onshore restructurings are undertaken in China in connection with offshore private equity and venture capital financings, mergers and acquisitions. It is expected that such transactional activity in China in the near future will require significant case-by-case guidance from MOFCOM and other government authorities as appropriate. It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure its domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of the SAFE notices and new rules. Our business operations or future strategy could be adversely affected by the SAFE notices and the new rules. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC, and our executive officers and employees have not been subject to the United States Foreign Corrupt Practices Act prior to the completion of the Share Exchange. We can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Any recurrence of Severe Acute Respiratory Syndrome (SARS), Avian Flu, or another widespread public health problem, in the PRC could adversely affect our operations.

A renewed outbreak of Severe Acute Respiratory Syndrome, Avian Flu or another widespread public health problem in China, where all of our manufacturing facilities are located and where all of our sales occur, could have a negative effect on our operations. Such an outbreak could have an impact on our operations as a result of:

•	quarantines or closures of some of our manufacturing facilities, which would severely disrupt our operations,

•	the sickness or death of our key officers and employees, and

•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

A downturn in the economy of the PRC may slow our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business, especially if it results in either a decreased use of our products or in pressure on us to lower our prices.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

Most of our current operations are conducted in Hong Kong and China. Moreover all of our directors and officers are nationals and residents of Hong Kong and China. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or our officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

RISKS RELATED TO OUR CAPITAL STRUCTURE

There is no current trading market for our common stock, and there is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the American Stock Exchange in the future. There is no guarantee that the American Stock Exchange, or any other exchange or quotation system, will permit our shares to be listed and traded. If we fail to obtain a listing on the American Stock Exchange, we may seek quotation on the OTC Bulletin Board. The NASD has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Global Market (the "NASDAQ Global Market"). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Global Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

Pursuant to the terms of the Share Exchange, we agreed to file a registration statement with the Securities and Exchange Commission to register the 2,250,348 shares of common stock underlying shares of our Series A Convertible Preferred Stock issued in an equity financing. The registration statement must be filed with 30 days of the closing of the Share Exchange. We also agreed to register all of the 3,702,209 shares of common stock held by our shareholders immediately prior to the Share Exchange. Of these shares, 1,703,017 shares would be covered by the registration statement filed in connection with the Private Placement, and 1,999,192 shares, which are beneficially owned by affiliates of the placement agent would be included in a subsequent registration statement filed by us within 10 days after the end of the six-month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement. Of the 1,999,192 shares to be registered, 1,528,933 shares are subject to a lock up arrangement such that the shares may not be sold until nine months after our common stock begins to be traded on either the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market, the OTC Bulletin Board or the Pink Sheets. All of the shares included in an effective registration statement as described above may be freely sold and transferred except if subject to a lock up agreement.

Additionally, following the Share Exchange, the former sole stockholder of Times Manufacture who received 19,454,420 shares of our comment stock in the Share Exchange may be eligible to sell all or some of our shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. As of the closing of the Share Exchange, 1% of our issued and outstanding shares of common stock was approximately 231,566 shares. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

Following the Share Exchange, the former sole stockholder of Times Manufacture has significant influence over us.

Our largest shareholder, Kwong Kai Shun, who is also our Chairman of the Board, Chief Executive Officer and Chief Financial Officer, beneficially owns or controls approximately 84.0% of our outstanding shares as of the close of the Share Exchange. As a result of his holding, this shareholder has a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. This shareholder also has the power to prevent or cause a change in control. In addition, without the consent of this shareholder, we could be prevented from entering into transactions that could be beneficial to us. The interests of this shareholder may differ from the interests of our shareholders.

The ability of our operating subsidiaries to pay dividends may be restricted due to foreign exchange control regulations of China.

The ability of our operating subsidiaries to pay dividends may be restricted due to the foreign exchange control policies and availability of cash balance of our operating subsidiaries. We expect in the future that a substantial portion of our revenue being earned and currency received may be denominated in Renminbi (RMB). RMB is subject to the exchange control regulation in China, and, as a result, we may unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into US Dollars.

We may not be able to achieve the benefits we expect to result from the Share Exchange.

On December 15, 2006, we entered into the Exchange Agreement with the sole shareholder of Times Manufacture, pursuant to which we agreed to acquire 100% of the issued and outstanding securities of Times Manufacture in exchange for shares of our common stock. On January 23, 2007, the Share Exchange closed, Times Manufacture became our 100%-owned subsidiary and our sole business operations became that of Times Manufacture. Also, the management and directors of Times Manufacture became the management and directors of us and we changed our corporate name from SRKP 9, Inc. to Asia Time Corporation.

We may not realize the benefits that we hoped to receive as a result of the Share Exchange, which includes:

•	access to the capital markets of the United States;

•	the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company that may eventually be traded;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Share Exchange will be realized in respect to our new business operations. In addition, the attention and effort devoted to achieving the benefits of the Share Exchange and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management's attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act Of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company's independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2007 fiscal year and the attestation requirement of management's assessment by our independent registered public accountants will first apply to our annual report for the 2008 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Our common stock may be considered a "penny stock," and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which is not currently listed or quoted for trading, may be considered to be a "penny stock" if it does not qualify for one of the exemptions from the definition of "penny stock" under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the "Exchange Act") once, and if, it starts trading. Our common stock may be a "penny stock" if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a "penny stock" is that securities broker-dealers participating in sales of our common stock will be subject to the "penny stock" regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and we currently intend to retain any future earnings for funding growth. As a result, you should not rely on an investment in our securities if you require dividend income. Capital appreciation, if any, of our shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in our company at or above the price you paid for them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	Dependence on a limited number of suppliers;

•	Cyclicality of our business;

•	Decline in the value of our inventory;

•	Significant order cancellations, reductions or delays;

•	Competitive nature of our industry;

•	Vulnerability of our business to general economic downturn;

•	Our ability to obtain all necessary government certifications and/or licenses to conduct our business;

•	Development of a public trading market for our securities;

•	The cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations; and

•
The other factors referenced in this prospectus, including, without limitation, under the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business."

These risks and uncertainties, along with others, are also described above under the heading "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the parties' assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 300,000 shares of common stock in the offering will be approximately $[___] million, assuming an initial public offering price of $3.00 per share and after deducting the underwriting discounts and commissions and estimated offering expenses. If the underwriters' over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $[___] million.

The principal purposes of this offering are to increase our working capital, to create a public market for our common stock, to facilitate our future access to the public capital markets. The net proceeds will be used for general corporate purposes. We cannot specify with certainty the particular uses for the net proceeds. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities, the amount of cash generated or used by our operations and competition. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. We have no current intentions to acquire any other businesses. Pending these uses, the proceeds will be invested in short-term, investment grade, interest-bearing securities.

DIVIDEND POLICY

We do not expect to declare or pay any cash dividends on our common stock in the foreseeable future, and we currently intend to retain future earnings, if any, to finance the expansion of our business. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant. We had paid cash dividends of $642,848 during the year ended December 31, 2005.

CAPITALIZATION

The following table summarizes our capitalization as of December 31, 2006, on an actual basis and as adjusted basis to reflect our receipt of estimated net proceeds from the sale of our shares of common stock, represented by shares of common stock, in this offering, at an assumed public offering price of $[___] per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses.

You should read this table in conjunction with "Use of Proceeds," "Summary Financial Information," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.

December 31, 2006
	Actual			As adjusted
(in thousands except share data)
Stockholders' equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, [_______] shares outstanding at December 31, 2006 (unaudited)		[_______	]		[_______	]
Common stock, $0.0001 par value, 100,000,000 shares authorized, [_______] shares outstanding at December 31, 2006 (unaudited), and [___] shares issued and outstanding on an as-adjusted basis at December 31, 2006(1)
		[_______	]		[_______	]
Statutory reserves		[_______	]		[_______	]
Retained earnings		[_______	]		[_______	]
Other comprehensive income		[_______	]		[_______	]
Total stockholders' equity		[_______	]		[_______	]
Total capitalization	$	[_______	]	$	[_______	]

(1)
The number of our shares of common stock shown above to be outstanding after this offering is based on [_________] shares outstanding as of December 31, 2006. This information excludes 2,250,348 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock at a conversion price of $1.29 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has never been a public trading market for our common stock and our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the American Stock Exchange. We propose to obtain the trading symbol "[____]".  As of February 9, 2007, we had 35 registered shareholders.

DILUTION

If you invest in our shares of common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the net tangible book value per share of common stock immediately after this offering.

Investors participating in this offering will incur immediate, substantial dilution. Our net tangible book value as of September 30, 2006, was $[___] million, or $[___] per share. Assuming the sale by us of [_____] shares of common stock offered in this offering at an assumed public offering price of $[___] per share, and after deducting the underwriting discount and commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2006, would have been $[___] million, or $[____] per share. This represents an immediate increase in net tangible book value of $[_____] per share to our existing shareholders and an immediate dilution of $[____] per share to the new investors purchasing shares of common stock in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share			$3.00
Net tangible book value per share before the offering	$
Increase per share attributable to new public investors

Net tangible book value per share after this offering

Dilution per share to new public investors		$

The following table sets forth, on an as adjusted basis as of September 30, 2006, the difference between the number of shares of common stock purchased from Asia Time Corporation, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $[___] per share of common stock:

	Shares Purchased(1)		Total Consideration (in thousands)				Average Price
	Number	Percent	Amount		Percent		Per Share
Existing shareholders	23,156,629	98.7%	$			%	$
New investors	300,000	1.3%		$900,000		%	$3.00

Total	23,456,629	100%			100%

 If the underwriters' over-allotment option of 45,000 shares of common stock is exercised in full, the number of shares held by existing shareholders will be reduced to [_______]% of the total number of shares to be outstanding after this offering; and the number of shares held by the new investors will be increased to [_____] shares, or [____]%, of the total number of shares of common stock outstanding after this offering.

The discussion and tables above is based on 23,156,629 shares of common stock issued and outstanding as of September 30, 2006. This information excludes 2,250,348 shares of common stock issuable upon the conversion of outstanding Series A Convertible Preferred Stock at a conversion price of $1.29 per share. A total of 1,749,028 shares of the Series A Convertible Preferred Stock was issued on January 23, 2007 and a total of 501,320 shares of the Series A Convertible Preferred Stock was issued on February 9, 2007. To the extent that the Series A Convertible Preferred Stock are exercised, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

RECAPITALIZATION

The acquisition of Times Manufacture by us pursuant to the Share Exchange Transaction was accounted for as a recapitalization by us. The recapitalization was, at the time of the Share Exchange, the merger of a private operating company (Times Manufacture) into a non-operating public shell corporation (us) with nominal net assets and as such is treated as a capital transaction, rather than a business combination. As a result no goodwill is recorded. The transaction is the equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation. The pre-acquisition financial statements of Times Manufacture are treated as the historical financial statements of the consolidated companies. The financial statements presented reflect the change in capitalization for all periods presented, therefore the capital structure of the consolidated enterprise, being the capital structure of the legal parent, is different from that appearing in the financial statements of Times Manufacture in earlier periods due to the recapitalization.

SELECTED CONSOLIDATED FINANCIAL DATA

The following summary financial information includes selected consolidated statement of operations data for the years ended December 31, 2005, 2004, and 2003 and the balance sheet data as of December 31, 2005, 2004 and 2003 is derived from our audited consolidated financial statements, which are included elsewhere in this prospectus. The selected consolidated statement of operations data for the years ended December 31, 2002 and 2001 and the balance sheet data as of December 31, 2002 and 2001 is derived from our unaudited consolidated financial statements not included in this prospectus. The following selected consolidated statement of operations data for the nine months ended September 30, 2006 and 2005 and consolidated balance sheet data as of September 30, 2006 is derived from our unaudited interim condensed consolidated financial statements, which are included elsewhere in this prospectus. In the opinion of management, unaudited financial statements include all adjustments, consisting principally of normal recurring accruals, that management considers necessary for a fair presentation of the financial position and the results of operations for these periods. Historical results are not necessarily indicative of the results of operations for future periods. The following data is qualified in its entirety by and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(unaudited)	(unaudited)				(unaudited)	(unaudited)
	(in thousands)

Net sales	$62,874	$48,476	$63,078	$36,553	$33,215	$43,893	$29,088
Cost of sales	(56,511)	(45,618)	(56,813)	(34,585)	(31,919)	(43,036)	(28,231)

Gross profit	$6,363	$2,858	$6,265	$1,968	$1,297	$857	$857
Administrative and other operating expenses	(1,215)	(905)	(1,695)	(1,471)	(852)	(717)	(439)

Income from operations	$5,149	$1,953	$4,570	$497	$445	$140	$418

Interest expenses	(764)	(357)	(515)	(165)	(115)	(69)	(24)
Other income	291	801	1,095	28	20	74	6

Income before taxes	$4,676	$2,397	$5,150	$361	$349	$145	$400

Income taxes	(830)	(397)	(949)	(136)	(61)	(24)	(61)

Net income	$3,846	$2,000	$4,201	$225	$288	$121	$339

	September 30,	December 31,
Consolidated Balance Sheets	2006	2005	2004	2003	2002	2001
	(unaudited)				(unaudited)	(unaudited)
Current Assets	$20,163	$16,920	$12,542	$4,871	$3,838	$2,549
Total Assets	22,801	18,804	13,976	4,911	3,947	2,647
Current Liabilities	16,557	13,937	12,682	3,853	3,171	1,985
Total Liabilities	16,557	13,937	12,682	3,853	3,178	1,999
Total Stockholders' Equity	6,243	4,867	1,294	1,058	769	648

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Prospectus.

This prospectus contains forward-looking statements. The words "anticipated," "believe," "expect, "plan," "intend," "seek," "estimate," "project," "could," "may," and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management's current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

Overview

We were incorporated in the State of Delaware on January 3, 2006. We were originally organized as a "blank check" shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation. On January 23, 2007, we closed a share exchange transaction ("Share Exchange") pursuant to which we (i) issued 19,454,420 shares of our common stock to acquire 100% equity ownership of Times Manufacture & E-Commerce Corporation Limited, a British Virgin Islands corporation ("Times Manufacture"), which has eight wholly-owned subsidiaries, (ii) assumed the operations of Times Manufacture and its subsidiaries, and (iii) changed our name from SRKP 9, Inc. to Asia Time Corporation. Times Manufacture also paid an aggregate of $350,000 to the stockholders of SRKP 9, Inc. Times Manufacture was founded in January 2002 and is based in Hong Kong.

We are a distributor of watch movements components used in the manufacture and assembly of watches to a wide variety of timepiece manufacturers. There are two categories of watch movements, quartz and mechanical. The main parts of an analog quartz watch movement are the battery; the oscillator, a piece of quartz that vibrates in response to the electric current; the integrated circuit, which divides the oscillations into seconds; the stepping motor, which drives the gear train; and the gear train itself, which makes the watch's hands move. A digital watch movement has the same timing components as an analog quartz movement but has no stepping motor or gear train. To a lesser extent we also distribute complete analog-quartz and automatic watches with pricing between $20.00 to $50.00. Manufacturing for these watches is currently outsourced to third party factories in China.

Our core customer base consists primarily of large wholesalers, online retailers and small and medium-sized watch manufacturers that produce watches primarily for sale to customers in Hong Kong and China. To a lesser extent, we design watches for manufacturers and exporters of watches and manufacture and distribute complete watches primarily to online retailers and internet marketers.

We have distribution centers and strategically located sales offices throughout Hong Kong and the People's Republic of China ("China" or "PRC"). We distribute more than 350 products from over 30 vendors, including such market leaders as Citizen Group, Seiko Corporation and ETA SA Manufacture Horlogere Suisse, to a base of over 300 customers primarily through our direct sales force. To enhance our ability to distribute watch movements we provide a variety of value-added services, including automated inventory management services; integration, design and development, management, and extended and post-sale support services.

On January 23, 2007, concurrently with the close of the Share Exchange, we conducted an initial closing of a private placement transaction pursuant to which we sold an aggregate of 1,749,028 shares of Series A Convertible Preferred Stock at $1.29 per share. On February 9, 2007, we conducted a second and final closing of the private placement pursuant to which we sold 501,320 shares of Series A Convertible Preferred Stock at $1.29 per share. Accordingly, a total of 2,250,348 shares of Series A Convertible Preferred Stock were sold in the private placement for an aggregate gross proceeds of $2,952,946 (the "Private Placement"). Of the gross proceeds, $50,000 is represented by a subscription receivable from one investor. WestPark Capital, Inc. ("WestPark") acted as the placement agent for the Private Placement. For its services as placement agent, WestPark received an aggregate fee of approximately $261,265, which consisted of a commission equal to 9.0% of the gross proceeds from the financing. After commissions and expenses, we received net proceeds of approximately $2.3 million in the Private Placement.

Critical Accounting Policies and Estimates

Financial Reporting Release No. 60 recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. The Securities and Exchange Commission ("SEC") defines critical accounting policies as those that are, in management's view, most important to the portrayal of our financial condition and results of operations and those that require significant judgments and estimates.

The preparation of these consolidated financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as the disclosure of contingent assets and liabilities at the date of our financial statements. We base our estimates on historical experience, actuarial valuations and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Some of those judgments can be subjective and complex and, consequently, actual results may differ from these estimates under different assumptions or conditions. While for any given estimate or assumption made by our management there may be other estimates or assumptions that are reasonable, we believe that, given the current facts and circumstances, it is unlikely that applying any such other reasonable estimate or assumption would materially impact the financial statements. The accounting principles we utilized in preparing our consolidated financial statements conform in all material respects to generally accepted accounting principles in the United States of America.

Accounting for the impairment of long-lived assets

The long-lived assets held and used by us are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

Inventories

Our inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out (FIFO) method. It excludes borrowing costs. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

We evaluate our inventories for excess, obsolescence or other factors rendering inventories as unsellable at normal gross profit margins. Write-downs are recorded so that inventories reflect the approximate market value and take into account our contractual provisions with our suppliers governing price protections and stock rotations. Due to the large number of transactions and complexity of managing the process around price protections and stock rotations, estimates are made regarding the valuation of inventory at market value.

In addition, assumptions about future demand, market conditions and decisions to discontinue certain product lines can impact the decision to write-down inventories. If assumptions about future demand change and/or actual market conditions are different than those projected by management, additional write-downs of inventories may be required. In any case, actual results may be different than those estimated.

Trade receivables

Trade and other receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment. A provision for impairment of trade and other receivables is established when there is objective evidence that we will not be able to collect all amounts due according to the original terms of receivables. The amount of the provision is the difference between the asset's carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate. The amount of the provision is recognized in the income statement.

Foreign currency translation

Our consolidated financial statements are presented in United States dollars. Our functional currency is the Hong Kong Dollar (HKD). Our consolidated financial statements are translated into United States dollars from HKD at period-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Revenue recognition

Sales of goods are recognized when a company has delivered goods to the customer, the customer has accepted the goods and collectibility of the related receivables is reasonably assured. Commission income is recognized in the accounting period in which the services are rendered, by reference to completion of the specific transaction assessed on the basis of the actual service provided as a proportion of the total services to be provided. Interest income is recognized on a time-proportion basis using the effective interest method. When a receivable is impaired, we reduce the carrying amount to our recoverable amount, being the estimated future cash flow discounted at original effective interest rate of the instrument, and continue unwinding the discount as interest income. Dividend income and insurance claims are recognized when the right to receive payment is established.

Deferred income tax

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, if the deferred income tax arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss, it is not accounted for. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax assets is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

Income taxes

We account for income tax using an asset and liability approach and allow for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before we are able to realize its benefits, or that future realization is uncertain.

Results of Operations

The following table sets forth certain items in our statement of operations as a percentage of net sales for the periods shown:

	Year ended December 31,			Nine months ended September 30,
	2003	2004	2005	2005	2006
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	96.1%	94.6%	90.1%	94.1%	89.9%
Gross profit	3.9%	5.4%	9.9%	5.9%	10.1%
Administrative and other operating expenses	2.6%	4.0%	2.7%	1.9%	1.9%
Income from operations	1.3%	1.4%	7.2%	4.0%	8.2%
Interest expense	0.3%	0.5%	0.8%	0.7%	1.2%
Income before taxes	1.1%	1.0%	8.2%	4.9%	7.4%
Income taxes	0.2%	0.4%	1.5%	0.8%	1.3%
Net income	0.9%	0.6%	6.7%	4.1%	6.1%

Comparison of nine months ended September 30, 2006 with nine months ended September 30, 2005

Net sales for the nine months ended September 30, 2006 were $62.9 million compared to $48.5 million for the nine months ended September 30, 2005, an increase of 29.7%. This increase was largely due to improved sales of watch movements and completed watches. Sales of watch movements for the nine months ended September 30, 2006 were $55.2 million as compared to $45.2 million for the comparable period in 2005, an increase of 22.2%. Sales of completed watches for the nine months ended September 30, 2006 were $7.6 million as compared to $3.3 million for the comparable period in 2005, an increase of 133.6%.

Cost of sales consists of cost of purchases, net of discounts and returns. Costs of sales were $56.6 million the nine months ended September 30, 2006 as compared to $45.6 million for the comparable period in 2005. As a percentage of net sales, cost of sales decreased to 89.9% for the nine months ended September 30, 2006 compared to 94.1% for the comparable period in 2005. This decrease as a percentage of net sales was attributable to improved economies of scale.

Gross profit for the nine months ended September 30, 2006 was $6.4 million, or 10.1% of net sales, compared to $2.9 million, or 5.9% of net sales, for the comparable period in 2005. Management considers gross profit to be a key performance indicator in managing our business. Gross profit margins are usually a factor of product mix and demand for product. The increase in our gross profit margin for the nine months ended September 30, 2006 is primarily due to the increase in sales of higher-margin products and economies of scale.

Administrative and other operating expenses were $1.2 million, or 1.9% of net sales, for the nine months ended September 30, 2006 compared to $905,000, or 1.9% of net sales, for the comparable period in 2005. Management considers these expenses as a percentage of net sales to be a key performance indicator in managing our business.

Interest expense was increased by $407,000, or 114.2% for the nine months ended September 30, 2006 to $764,000 for the comparable period in 2005. The increase was primarily due to increases in borrowing rates under our bank facilities and higher borrowing levels. Further increases in borrowing rates would further increase our interest expense, which would have a negative effect on our results of operations.

During the nine months ended September 30, 2006, we recorded a provision for income taxes of $830,000.

Net income for the nine months ended September 30, 2006 was $3.8 million, compared to a net income of $2.0 million for the comparable period in 2005.

Comparison of year ended December 31, 2005 ("Fiscal 2005") with year ended December 31, 2004 ("Fiscal 2004")

Net sales for Fiscal 2005 were $63.1 million as compared to $36.6 million for Fiscal 2004, an increase of $26.5 million, or 72.6%. This increase was largely due to improved sale of watch movements and completed watches. Sales of watch movements for Fiscal 2005 were $58.9 million as compared to $36.6 million for Fiscal 2004, an increase of 61.0%. Sales of completed watches for Fiscal 2005 were $4.2 million; there were no sales of completed watches for Fiscal 2004.

Cost of sales for Fiscal 2005 were $56.8 million or 90.1% of net sales, as compared to $34.6 million for Fiscal 2004 or 94.6% of net sales. The increase in total dollars was attributable to higher costs associated with our products and the decrease as a percentage of net sales was attributable to improved economies of scale.

Gross profit for Fiscal 2005 was $6.3 million, or 9.9% of net sales, compared to $2.0 million, or 5.4% of net sales for Fiscal 2004. The increase in our gross profit margin for Fiscal 2005 is primarily due to the increase in sales of higher-margin products and economy of scale.

Administrative and other operating expenses were $1.7 million, or 2.7% of net sales, for Fiscal 2005, as compared to $1.5 million, or 4.0% of net sales, for Fiscal 2004. The decrease as a percentage of net sales was attributable to economy of scale.

Interest expense increased $350,000 for Fiscal 2005 to $515,000, compared to $165,000 for Fiscal 2004. This increase is primarily attributable to higher borrowing levels to maintain adequate inventory, and higher borrowing rates.

During Fiscal 2005, we recorded a provision for income taxes of $949,000.

Net income for Fiscal 2005 was $4.2 million, compared to net income of $225,000 for Fiscal 2004.

Comparison of year ended December 31, 2004 with year ended December 31, 2003 ("Fiscal 2003")

Net sales for Fiscal 2004 were $36.6 million as compared to $33.2 million for Fiscal 2003, an increase of $3.4 million, or 10.0%. This increase was largely due to the increase in the sales of watch movements. There were no sales of completed watches for Fiscal 2004 or Fiscal 2003.

Cost of sales for Fiscal 2004 were $34.6 million or 94.6% of net sales, as compared to $31.9 million for Fiscal 2003 or 96.1% of net sales. The increase in total dollars was attributable to higher costs associated with our products and the decrease as a percentage of net sales was attributable to improved economies of scale.

Gross profit for Fiscal 2004 was $2.0 million, or 5.4% of net sales, compared to $1.3 million, or 3.9% of net sales for Fiscal 2003. The increase in our gross profit margin for Fiscal 2004 is primarily due to the increase in sales of higher-margin products and economy of scale.

Administrative and other operating expenses were $1.5 million, or 4.0% of net sales, for Fiscal 2004, as compared to $0.9 million, or 2.6% of net sales, for Fiscal 2003. The increase in our administrative and other operating expenses was primarily due to our increase in net sales and the increase as a percentage of net sales was attributable to written off of corporate finance professional fee of about $0.4 million and increase of other promotional expenses to cope with our business expansion to sales of completed watches.

Interest expense increased $50,000 for Fiscal 2004 to $165,000, compared to $115,000 for Fiscal 2003. This increase is primarily attributable to higher borrowing levels to maintain adequate inventory, and higher borrowing rates.

During Fiscal 2004, we recorded a provision for income taxes of $136,000.

Net income for Fiscal 2004 was $225,000, compared to net income of $288,000 for Fiscal 2003.

Liquidity and Capital Resources

To provide liquidity and flexibility in funding our operations, we borrow amounts under bank facilities and other external sources of financing. As of September 30, 2006 we had general banking facilities amounted to $13.7 million for overdraft, letter of credit, trust receipt, invoice financing and export loans granted by ten banks. Interest on the facilities ranged from - 1.5 to 0.5% over the Bank's Best Lending Rate of Hong Kong (Prime Rate) or Hong Kong Inter Bank Offered Rate (HIBOR). These banking facilities were secured by the leasehold properties of the group, time deposits of corporate guarantees and personal guarantees executed by our Chairman of the Board.

On January 23, 2007, concurrently with the close of the Share Exchange, we conducted an initial closing of a private placement transaction pursuant to which we sold an aggregate of 1,749,028 shares of Series A Convertible Preferred Stock at $1.29 per share. On February 9, 2007, we conducted a second and final closing of the private placement pursuant to which we sold 501,320 shares of Series A Convertible Preferred Stock at $1.29 per share. Accordingly, a total of 2,250,348 shares of Series A Convertible Preferred Stock were sold in the private placement for an aggregate gross proceeds of $2,952,946 (the "Private Placement"). Of the gross proceeds, $50,000 is represented by a subscription receivable from one investor. WestPark Capital, Inc. ("WestPark") acted as the placement agent for the Private Placement. For its services as placement agent, WestPark received an aggregate fee of approximately $261,265, which consisted of a commission equal to 9.0% of the gross proceeds from the financing. After commissions and expenses, we received net proceeds of approximately $2.3 million in the Private Placement.

Pursuant to Subscription Agreements entered into with the investors in the Private Placement, each share of the Series A Convertible Preferred Stock is convertible into shares of common stock at a conversion price equal to the per share purchase price. However, if we, at any time prior to the first trading day on which our common stock is quoted on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market or New York Stock Exchange (each a "Trading Market") sell or issue any shares of common stock in one or a series of transactions at an effective price less than such conversion price where the aggregate gross proceeds to us are at least $1.0 million, then the aforementioned conversion price shall be reduced to such effective price. Each share of the Series A Convertible Preferred Stock shall automatically convert into shares of common stock if (i) the closing price of our common stock on the Trading Market for any 10 consecutive trading day period exceeds $3.00 per share, (ii) the shares of common stock underlying the Series A Convertible Preferred Stock are subject to an effective registration statement, and (iii) the daily trading volume of the common stock on a Trading Market exceeds 25,000 shares per day for 10 out of 20 prior trading days. Upon liquidation, the holders of the Series A Convertible Preferred Stock shall receive $1.29 per share of the Series A Convertible Preferred Stock then held prior to any other distribution or payment made to holders of the common stock.

We agreed to file a registration statement covering the common stock underlying the Series A Convertible Preferred Stock sold in the Private Placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor.

For the nine months ended September 30, 2006, net cash provided by operating activities was approximately $395,000, as compared to net cash used in operating activities of $1.3 million for the comparable period in 2005. The increase in net cash provided by operating activities is primarily attributable to increase in net income. For Fiscal 2005, net cash used in operating activities was $511,000 as compared to $300,000 for Fiscal 2004. The increase in net cash used in operating activities is primarily attributable to decrease in trade and other payables and unearned income. Net cash used in investing activities was $1.2 million for the nine months ended September 30, 2006 compared to $357,000 for the comparable period in 2005. The increase of cash used in investing activities was primarily attributable to a $1.2 million purchase of plant and equipment in 2006. Net cash used in investing activities was $871,000 in Fiscal 2005 as compared to $1.6 million for Fiscal 2004. The decrease in net cash used in investing activities is primarily attributable to no further acquisition of intangible assets in Fiscal 2005. Net cash provided by financing activities was $73,000 for the nine months ended September 30, 2006 as compared to $300,000 for the comparable period in 2005. The decrease in net cash provided by financing activities was attributable to dividends paid of $2.4 million in 2006. Net cash provided by financing activities was approximately $1.5 million for Fiscal 2005 as compared to $2.0 million for Fiscal 2004. The decrease in net cash provided by financing activities is primarily attributable to dividends paid of $642,000 for Fiscal 2005.

For the nine months ended September 30, 2006 and for Fiscal 2005 and Fiscal 2004, our inventory turnover was 12.1, 10.8 and 13.2 times, respectively. The average days outstanding of our accounts receivable at September 30, 2006 were 46.8 days, as compared to 36.5 days at September 30, 2005. Inventory turnover and average days outstanding are key operating measures that management relies on to monitor our business. We have no plans for significant capital expenditures in the next 12 months.

Based upon our present plans, we believe that cash on hand, cash flow from operations and funds available under our bank facilities will be sufficient to fund our capital needs for the next 12 months. However, our ability to maintain sufficient liquidity depends partially on our ability to achieve anticipated levels of revenue, while continuing to control costs. If we did not have sufficient available cash, we would have to seek additional debt or equity financing through other external sources, which may not be available on acceptable terms, or at all. Failure to maintain financing arrangements on acceptable terms would have a material adverse effect on our business, results of operations and financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet debt, nor do we have any transactions, arrangements or relationships with any special purpose entities.

Contractual Obligations

Other than those commitments and obligations being entered into in the normal course of business, we do not have any additional, material capital commitments and obligations due to other parties.

Inflation and Seasonality

Inflation and seasonality have not had a significant impact on our operations during the last two fiscal years.

New Accounting Pronouncements

In May 2005, the FASB issued a SFAS 154, "Accounting Changes and Error Corrections" to replace APB Opinion No. 20, "Accounting Changes" and SFAS 3, "Reporting Accounting Changes in Interim Financial Statements" requiring retrospective application to prior periods consolidated financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2005.

In February 2006, the FASB issued a SFAS 155, "Accounting for Certain Hybrid Financial Instruments" to amend FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

We do not anticipate that the adoption of these two standards will have a material impact on these consolidated financial statements.

Quantitative and Qualitative Disclosure Regarding Market Risk

Credit Risk. We are exposed to credit risk from our cash at bank, fixed deposits and contract receivables. The credit risk on cash at bank and fixed deposits is limited because the counterparts are recognized financial institutions. Contract receivables are subject to credit evaluations. We periodically record a provision for doubtful collections based on an evaluation of the collectibility of contract receivables by assessing, among other factors, the customer's willingness or ability to pay, repayment history, general economic conditions and our ongoing relationship with the customers.

Foreign Currency Risk. The functional currency of our company is the Hong Kong Dollar (HKD). In the future, we expect Renminbi (RMB) also to be a functional currency. Substantially all of our operations are conducted in the PRC. Our sales and purchases are conducted within the PRC in HKD and in the future will include RMB. Conversion of RMB into foreign currencies is regulated by the People's Bank of China through a unified floating exchange rate system. Although the PRC government has stated its intention to support the value of the RMB, there can be no assurance that such exchange rate will not again become volatile or that the RMB will not devalue significantly against the U.S. Dollar. Exchange rate fluctuations may adversely affect the value, in U.S. Dollar terms, of our net assets and income derived from its operations in the PRC. In addition, the RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.

Country Risk. The substantial portion of our business, assets and operations are located and conducted in Hong Kong and China. While these economies have experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of Hong Kong and China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations applicable to us. If there are any changes in any policies by the Chinese government and our business is negatively affected as a result, then our financial results, including our ability to generate revenues and profits, will also be negatively affected.

DESCRIPTION OF BUSINESS

Overview

With respect to this discussion, the terms "we" and "our" refer to Asia Time Corporation, its 100%-owned subsidiary Times Manufacture & E-Commerce Corporation Limited, a British Virgin Islands corporation, ("Times Manufacture") and its subsidiaries, Times Manufacturing & E-Commerce Corporation Ltd., TME Enterprise Ltd., Citibond Design Ltd. and Megamooch Online Ltd., each of which is a British Virgin Islands corporation, and the Hong Kong corporate subsidiaries Billow Win International Enterprise Ltd., Goldcome Industrial Ltd., Citibond Industrial Ltd., and Megamooch International Ltd. Times Manufacture was founded in March 2002 and is based in Hong Kong.

Our Company

We are a distributor of watch movements components used in the manufacture and assembly of watches to a wide variety of timepiece manufacturers. Our core customer base consists primarily of wholesalers, and medium-to-large sized watch manufacturers that produce watches primarily for consumer sale. To a lesser extent, we design watches for manufacturers and exporters of watches and manufacture and distribute complete watches primarily to internet marketers.

We have distribution centers and strategically located sales offices throughout Hong Kong and the People's Republic of China ("China" or "PRC"). We distribute more than 350 products from over 30 vendors, including such market leaders as Citizen Group, Seiko Corporation and ETA SA Manufacture Horlogere Suisse, to a base of over 300 customers primarily through our direct sales force. To enhance our ability to distribute watch movements we provide a variety of value-added services, including automated inventory management services; integration, design and development, management, and extended and post-sale support services.

Our Industry

There are two categories of watch movements, quartz and mechanical. The main parts of an analog quartz watch movement are the battery; the oscillator, a piece of quartz that vibrates in response to the electric current; the integrated circuit, which divides the oscillations into seconds; the stepping motor, which drives the gear train; and the gear train itself, which makes the watch's hands move. A digital watch movement has the same timing components as an analog quartz movement but has no stepping motor or gear train.

The main parts of a mechanical watch movement are the winding mechanism; the mainspring, which is the source of the watch's power; the gear train, which transmits power from the mainspring to the escapement and drives the watch's minutes and seconds hands; the escapement, which distributes power to the oscillator (i.e., the balance) and controls how fast the mainspring unwinds; the balance itself, which measures out time by vibrating at a steady rate; and the motion works, which moves the watch's hour hand.

Most mechanical and quartz analog watch movements are made by one of three companies: Japan's Citizen and Seiko, or Switzerland's ETA, which is owned by the Swatch Group watch conglomerate. There are several smaller watch movement companies: Ronda, ISA, and others. Digital watch movements are made by various companies, most of them in China. Most watch manufacturers buy the movements, case them and sell them under their own brand names.

Watch movement distributors relieve movement manufacturers of a portion of the costs and personnel needed to warehouse, sell and deliver their products. Distributors market movement manufacturers' products to a broader range of customers than such manufacturers could economically serve with their direct sales forces. Today, movement distributors have become an integral part of a watch manufacturer's purchasing and inventory processes. Generally, companies engaged in the distribution of watch movement components, including us, are required to maintain a relatively significant investment in inventories and accounts receivable to be responsive to the needs of customers. To meet these requirements, we, as well as other companies in our industry, typically depend on internally generated funds as well as external sources of financing.

Products

We currently offer over 350 items. Our products primarily consist of watch movements and, to a lesser extent, complete watches.

Watch Movements

We primarily distribute quartz watch movements that are produced primarily in Switzerland and Japan. All quartz watch movements distributed by our company are multi-function and have three hands. The watch movements have high adaptability so that a range of watches, from inexpensive to luxury, may be made from the same watch movement. To a lesser extent, we also offer mechanical movements manufactured by Citizen, ETA and Tsinlien Sea Gull Co. Ltd. For the nine months ended September 30, 2006 and the year ended December 31, 2005 Asia Time acquired most of its watch movement products from three manufacturers: Citizen Miyota Co., Ltd., which is a member company in the Citizen Group, supplied 60%, Seiko Corporation supplied 33%, ETA SA Manufacture Horlogere Suisse, which is a member of the Swatch Group.

Complete Watches

To a lesser extent we also distribute complete analog-quartz and automatic watches with pricing between $20.00 to $50.00. Manufacturing for these watches is currently outsourced to third party factories in China. Our top three brand names include Nxtime, SIDIO and Marcellus. The watches are primarily designed by U.S. designers and range from fashion watches to classic designs. Watches can either be made-to-order or design-to-order.

Strategy

Our goal is to be a leading watch movement and timepiece distributor in Hong Kong and China through the following strategies.

Offer wide-ranging product spectrum to customers. Management estimates that it can increase revenues by broadening our product spectrum and offering more brands of quartz movement to customers. Apart from quartz movement, we intend to offer mechanical movements. By broadening our product spectrum, we hope to increase our market share through sales to manufacturers of high-end watches utilizing sophisticated mechanical movements.

Manufacture branded proprietary watch movements. To further diversify our product offering and reduce our reliance on third party watch movement manufacturers, we intend to manufacture our own brands of quartz movements and high end mechanical movements in-house. We estimate that our company can replace a portion of our current third-party watch movement sales with our own brand movements, watch movements manufactured in-house would be higher margin offerings than distributed products of third-party suppliers. In addition, in-house manufacturing will allow product offerings at more competitive price points which we believe will enhance our competitive position.

Developing closer ties with product brands owners and distributors. We believe it is important for our company to develop closer ties with product brands owners and its distributors, which we believe would lead to more competitive pricing and stable supply of products.

Expand the distribution of complete watches. Currently, the distribution of complete watches represents less than 12% of our revenues. As part of our expansion plan, we intend to expand our sales and marketing efforts in China. We believe that a heightened focus in this area can lead to more market share and enhance our earning capacity. It is expected that these watches will be marketed through a lower to middle pricing strategy, with sales price range from US$100-$200.

Value-Added Services

We also provide a number of value-added services which are intended to attract new customers and to maintain and increase sales to existing customers. These value-added services include:

•
Automated inventory management services. We offer comprehensive, state-of-the-art solutions that effectively manage our customers' inventory reordering, stocking and administration functions. These services reduce paperwork, inventory, cycle time and the overall cost of doing business for our customers.

•
Integration. Our sales specialists work directly with our customers develop and deliver customized solutions and technical support to meet specific requirements for our customers' applications. We are able to offer customers a one-stop source for their integration needs.

Sales and Marketing

Watch Movements

We believe we have developed valuable long-term customer relationships and an understanding of our customers' requirements. Our sales personnel are trained to identify our customers' requirements and to actively market our entire product line to satisfy those needs. We serve a broad range of wholesalers, medium to small watch manufacturers and volume users in China and Hong Kong. We have established inventory management programs to address the specific distribution requirements of our customers.

As a distributor for leading watch movement manufacturers, we are able to offer technical support as well as a variety of supply chain management programs. Technical support and supply chain management services enhance our ability to attract new customers. Many of our services revolve around our use of software automation, computer-to-computer transactions through Internet-based solutions, technically competent product managers and business development managers.

Sales are made throughout China and Hong Kong from the sales departments maintained at our distribution facilities located in Hong Kong and from strategically located sales offices. Sales are made primarily through personal visits by our employees and telephone sales personnel who answer inquiries and receive and process orders from customers. Sales are also made through general advertising, referrals and marketing support from component manufacturers.

Complete Watches

Currently, the main distribution channels of our watches are US direct marketers, online retailers and China department stores. As part of our expansion plan, we intend to increase our focus on China's complete watch market along with exportation to overseas markets.

With our foothold in Southern China, we intend further develop Eastern China and Northern China regions so as to cover the entire China market in complete watch.

We intend continue to outsource the production of complete watches to third parties. As part of our integrated efforts, we intend to supply these manufacturers with watch movements.

Suppliers

Manufacturers of watch movements are increasingly relying on the marketing, customer service, technical support and other resources of distributors who market and sell their product lines to customers not normally served by the manufacturer, and to supplement the manufacturer's direct sales efforts for other accounts often by providing value-added services not offered by the manufacturer. Manufacturers seek distributors who have strong relationships with desirable customers, have the infrastructure to handle large volumes of products and can assist customers in the design and use of the manufacturers' products. Currently, we have stable supplies from many manufacturers, including Miyota, Seiko, ETA and Suissebaches. We continuously seek to identify potential new suppliers. During the nine months ended September 30, 2006 and the fiscal year ended December 31, 2005, products purchased from our 10 largest suppliers accounted for 97% and 94%, respectively, of our total net sales.

Operations

Inventory management is critical to a distributor's business. We constantly focus on a high number of resales or "turns" of existing inventory to reduce our exposure to product obsolescence and changing customer demand.

Our central computer system facilitates the control of purchasing and inventory, accounts payable, shipping and receiving, and invoicing and collection information for our distribution business. Our distribution software system includes financial systems, customer order entry, purchase order entry to manufacturers, warehousing and inventory control. Each of our sales departments and offices is electronically linked to our central computer systems, which provide fully integrated on-line, real-time data with respect to our inventory levels. We track inventory turns by vendor and by product, and our inventory management system provides immediate information to assist in making purchasing decisions and decisions as to which inventory to exchange with suppliers under stock rotation programs. In some cases, customers use computers that interface directly with our computers to identify available inventory and to rapidly process orders. Our computer system also tracks inventory turns by customer. We also monitor supplier stock rotation programs, inventory price protection, rejected material and other factors related to inventory quality and quantity. This system enables us to more effectively manage our inventory and to respond quickly to customer requirements for timely and reliable delivery of components.

Competition

The watch movement distribution industry is highly competitive, primarily with respect to price, product availability, knowledge of product and quality of service. We believe that the breadth of our customer base, services and product lines, our level of technical expertise and the overall quality of our services are particularly important to our competitive position. We compete with large distributors such as National Electronics Holding Ltd., as well as mid-size distributors, such as PTS Resources Ltd., many of whom distribute the same or competitive products as we do.

Our major competitors in complete watches include designer brands from overseas, China and Hong Kong such as Guess, Calvin Klein and Dolce & Gabanna.

Backlog

As is typical of watch movement distributors, we have a backlog of customer orders. At September 30, 2006, we had a backlog of approximately $1.5 million as compared to a backlog of approximately $1.0 million at September 30, 2005. We believe that a substantial portion of our backlog represents orders due to be filled within the next 90 days. In recent years, the trend in our industry has been toward outsourcing, with more customers entering into just-in-time contracts with distributors, instead of placing orders with long lead times. As a result, the correlation between backlog and future sales is changing. In addition, we have increased our use of transactions where we purchase inventory based on electronically transmitted forecasts from our customers that may not become an order until the date of shipment and, therefore, may not be reflected in our backlog. Our backlog is subject to delivery rescheduling and cancellations by the customer, sometimes without penalty or notice. For the foregoing reasons our backlog is not necessarily indicative of our future sales for any particular period.

Employees

At September 30, 2006, we had a total of 29 employees. There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

Properties

In addition to our executive offices located at Room 1601-1604, 16/F., CRE Centre 889 Cheung Sha Wan Road, Kowloon, Hong Kong, we have offices at the following locations:

Unit B, 17/F, Tower 2,
Maritime Bay,
No. 18 Pui Shing Road,
Tseung Kwan O, Sai Kung,
NT

Car Park No. 77 on the Basement,
Maritime Bay

Flat F, 8/F Hoi Tsui Mansion,
Tower 16 Rivera Gardens,
Nos. 2-12 Yi Lok Street,
Tsuen Wan,
NT

Car Park No. 46, 2/F Podium of
Podium D of Riviera Gardens

Flat G, 59/F,
Tower 6 Banyan Garden,
No. 863 Lai Chi Kok Road
Kowloon

Car Park No. 270
2/F of Banyan Garden

Each of the above properties is owned by our subsidiary Billion Win International Enterprise Ltd.

Legal Proceedings

We are not a party to any material legal proceedings.

MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Upon closing of the Share Exchange, the following individuals were named to our board of directors and executive management:

Name	Age	Position
Kwong Kai Shun	43	Chairman of the Board, Chief Executive Officer and Chief Financial Officer
Michael Mak	60	Director

Kwong Kai Shun has been the Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Times Manufacture since 2002. Mr. Kwong was educated in Hong Kong, receiving a Post-Secondary Diploma in 1983. He started his career with Wah Kwong Hon Trading Ltd. In 1983; when he left four years later, he was sales manager for the optical and eyewear company. He held management positions with Zeiss Optical Co. and Wing Hing Optical Co. Ltd. for the next four years. In 1991, he founded and served as Managing Director for Song Lam Industrial Ltd. where he developed his network of contacts and connections throughout China and Southeast Asia. He joined Stanford International Holdings in 1999 and was part of management of BonusAmerica and resigned in 2005.

Michael Mak has been Director of Times Manufacture's subsidiaries since 2005. Mr. Mak currently serves as President, CEO and a Director of BonusAmerica Worldwide Corp., a Nevada corporation. An independent entrepreneur, Mr. Mak founded Stanford International Holding Corporation in 1999 and BonusAmerica Corporation in 2002. He ran eCommerce, a direct marketing firm, from 1999 to present. Mr. Mak started his business career after high school at Berlin & Company (Hong Kong), a financial company, in 1963 as a foreign exchange dealer. He was promoted to Manager five years later, and made Associate Partner in 1972. He managed the organization until 1985 when he immigrated to the USA. He subsequently founded and managed the following corporations: Triwell International Corporation, 1985 to 2005, an importer and wholesaler of general merchandise; Unitex Trading Corporation, 1987 to present, a designer and manufacturer of brand-name leather goods and watches, wholesaling to department stores and specialties stores throughout North America; and Dingbats Inc., 1995 to present, a designer and importer of timepieces and licensed watches to discount stores.

Family Relationships

None

Director Compensation

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. We intend to develop such a policy in the near future.

The Board of Directors and Committees

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by our Board of Directors as a whole. We are not required to maintain such committees under the rules applicable to companies that do not have securities listed or quoted on a national securities exchange or national quotation system. We intend to create board committees, including an independent audit committee, in the near future. If we are successful in listing our common stock on the American Stock Exchange, it would be required to have, prior to listing, an independent audit committee formed, in compliance with the requirements for listing on the American Stock Exchange and in compliance with Rule 10A-3 of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

Summary Compensation Tables

The following table sets forth information concerning the compensation for Times Manufacture and its wholly owned subsidiary for the three fiscal years ended December 31, 2005 of the chief executive officer; no other executive officer had an annual salary and bonus exceeded $100,000 in such years.

		Annual Compensation
Name and Position	Year	Salary	Other Annual Compensation(1)	Total
Kwong Kai Shun Chairman of the Board, Chief Executive Officer and Chief Financial Officer	2005	$62,000	$13,500	$75,500
	2004	$62,000	$13,500	$75,500
	2003	$62,000	$13,500	$75,500

(1) This relates to automobile, housing and medical personal benefits.

Option Grants in 2005

There were no option grants in 2005.

Aggregated Option Exercises in 2005 and Option Values at December 31, 2005

There were no option exercises or options outstanding in 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Times Manufacture & E-Commerce Corporation Limited

Times Manufacture & E-Commerce Corporation Limited ("Times Manufacture") is our wholly-owned subsidiary, which has interlocking executive and director positions with us.

January 2007 Share Exchange

On January 23, 2007, we completed the Share Exchange with Times Manufacture and the former sole shareholder of Times Manufacture. At the closing, Times Manufacture became our wholly-owned subsidiary and 100% of the issued and outstanding securities of Times Manufacture were exchanged for our securities. An aggregate of 19,454,420 shares of our common stock were issued to this shareholder. Further to the Share Exchange, Times Manufacture paid an aggregate of $350,000 to the shareholders of SRKP 9, Inc. As of the close of the Share Exchange, these shareholders owned approximately 84.0% of our issued and outstanding stock. Moreover, concurrent with the closing of the Share Exchange, our board appointed Kwong Kai Shun as Chairman of the Board, Chief Executive Officer and Chief Financial Officer, as well as Michael Mak as a director. Kwong Kai Shun is Chief Executive Officer and director of Times Manufacture.

WestPark Capital, Inc.

On January 23, 2007, concurrently with the close of the Share Exchange, we conducted an initial closing of a private placement transaction pursuant to which we sold an aggregate of 1,749,028 shares of Series A Convertible Preferred Stock at $1.29 per share. On February 9, 2007, we conducted a second and final closing of the private placement pursuant to which we sold 501,320 shares of Series A Convertible Preferred Stock at $1.29 per share. Accordingly, a total of 2,250,348 shares of Series A Convertible Preferred Stock were sold in the private placement for an aggregate of $2,952,946 (the "Private Placement"). WestPark Capital, Inc. ("WestPark") acted as the placement agent for the Private Placement. Of the gross proceeds, $50,000 is represented by a subscription receivable from one investor. For its services as placement agent, WestPark received an aggregate fee of approximately $261,265, which consisted of a commission equal to 9.0% of the gross proceeds from the financing. Some of the controlling shareholders, control persons of WestPark were also, prior to the completion of the Share Exchange, shareholders and/or control persons of our company, including Richard Rappaport, who is the Chief Executive Officer of WestPark and was the President and a significant shareholder of our company prior to the Share Exchange, Anthony C. Pintsopoulos, who is the Chief Financial Officer of WestPark and an officer, director and significant shareholder of our company prior to the Share Exchange and Kevin DePrimio and Jason Stern, each employees of WestPark and shareholders of our company prior to the Share Exchange. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with our company upon the closing of the Share Exchange. Affiliates of WestPark who own shares of our common stock have agreed to a lock-up whereby they shall not sell an aggregate of 1,528,933 shares of common stock held by them until that date which is nine months from the day that our common stock begins to be traded on either the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market, the OTC Bulletin Board or the Pink Sheets.

Agreement of Kwong Kai Shun

In connection with the Private Placement, Kwong Kai Shun, our Chairman of the Board, Chief Executive Officer and Chief Financial Officer, entered into an agreement with the investors in the Private Placement. Mr. Shun agreed to place 2,326,000 shares of his company common stock in escrow for possible distribution to the investors (the "Escrow Shares"). If our annual net income for 2006 or 2007 as set forth in its filings with the Securities and Exchange Commission is less than $6.3 million or $7.7 million, respectively, a portion if not all of the Escrow Shares will be transferred to the investors based upon our actual net income, if any, for such fiscal years. In addition, Mr. Kwong has agreed to purchase all shares of Series A Preferred Stock then held by such investors at a per-share purchase price of $1.29 if our common stock shall fail to be listed or quoted for trading on the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the New York Stock Exchange on or before June 30, 2007.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of no monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the Effective Time of the Share Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors' and officers' insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE SHARE EXCHANGE

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the date of this prospectus are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Immediately after the closing of the Share Exchange and Private Offering, we had 23,156,629 issued and outstanding shares of common stock, 2,250,348 shares of Series A Preferred Stock, no options and warrants to purchase shares of common stock.

The following table sets forth certain information with respect to beneficial ownership of our common stock immediately after the closing of the Share Exchange based on 23,156,629 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of the company;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Asia Time Corporation, Room 1601-1604, 16/F., CRE Centre, 889 Cheung Sha Wan Road, Kowloon, Hong Kong.

Name and Address of Beneficial Owner	Title	Beneficially Owned	Percent of Class Beneficially Owned Prior to the Offering	Percent of Class Beneficially Owned After the Offering (1)

Officers and directors

Kwong Kai Shun	Chairman of the Board, Chief Executive Officer and Chief Financial Officer	19,454,420	84.0%	82.9%

Michael Mak	Director	—	—

Officers and Directors as a Group (2 persons)		19,454,420	84.0%	82.9%

5% of more shareholders

Kam Yuen Suite 2911 Shell Tower Times Square 1 Matheson Street Causeway Bay, Hong Kong		1,550,388(2)	6.3%	6.2%

Debbie Schwartzberg 1900 Avenue Of The Stars Suite 301 Los Angeles, CA 90067		1,332,795	5.8%	5.7%

Richard Rappaport 1900 Avenue Of The Stars Suite 301 Los Angeles, CA 90067		1,332,795	5.8%	5.7%

(1)	Assumes offering of 300,000 shares without underwriters’ exercise of its 45,000 additional shares to cover over-allotments.

(2)
Represents 775,194 shares of Series A Convertible Preferred Stock held by Success Day International Limited and 775,194 shares of Series A Convertible Preferred Stock held by Sino Sky Enterprise Limited. The Preferred Stock is convertible into shares of Common Stock. Mr. Kam Yuen may be deemed to be the beneficial owner of the shares as the majority shareholder of each of Success Day International Limited and Sino Sky Enterprise Limited. Mr. Kam Yuen disclaims beneficial ownership of the shares except to the extent of his pecuniary interest.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $.0001 par value per share, of which 23,156,629 shares are issued and outstanding as of the close of the Share Exchange. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors;

(ii)	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

At the completion of the Share Exchange and Private Placement, the sole shareholder of Times Manufacture prior to the Share Exchange owns approximately 84.0 % of the outstanding shares of our common stock. Accordingly, after completion of the Share Exchange, this stockholder is in a position to control all of our affairs.

Preferred Stock

We may issue up to 10,000,000 shares of our preferred stock, par value $.0001 per share, from time to time in one or more series. As of the date of this prospectus, 2,250,348 shares of Series A Convertible Preferred Stock have been issued. Each share of the Series A Convertible Preferred Stock is convertible into shares of common stock at a conversion price equal to the purchase price of such shares. However, if we, at any time prior to the first trading day on which our common stock is quoted on the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the New York Stock Exchange (each a “Trading Market”) sell or issue any shares of common stock in one or a series of transactions at an effective price less than such conversion price where the aggregate gross proceeds to us are at least $1.0 million, then the aforementioned conversion price shall be reduced to such effective price. Each share of Series A Convertible Preferred Stock shall automatically convert into shares of common stock if (i) the closing price of our common stock on the Trading Market for any 10 consecutive trading day period exceeds $3.00 per share, (ii) the shares of common stock underlying the Series A Convertible Preferred Stock are subject to an effective registration statement, and (iii) the daily trading volume of the common stock on a Trading Market exceeds 25,000 shares per day for 10 out of 20 prior trading days. Upon liquidation, the holders of the Series A Convertible Preferred Stock shall receive $1.29 per share of Series A Convertible Preferred Stock then held prior to any other distribution or payment made to holders of the common stock.

Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Market Price of Our Common Stock

The shares of our common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the American Stock Exchange. If and when our common stock is listed or quoted for trading, the price of our common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside its control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	Our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	Our financial position and results of operations;

•	Concern as to, or other evidence of, the reliability and efficiency of our products and services or our competitors’ products and services;

•	Announcements of innovations or new products or services by us or our competitors;

•	U.S. federal and state governmental regulatory actions and the impact of such requirements on our business;

•	The development of litigation against us;

•	Period-to-period fluctuations in our operating results;

•	Changes in estimates of our performance by any securities analysts;

•	The issuance of new equity securities pursuant to a future offering or acquisition;

•	Changes in interest rates;

•	Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Investor perceptions of us; and

•	General economic and other national conditions.

Delaware Anti-Takeover Law and Charter Bylaws Provisions

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of us, including changes a stockholder might consider favorable. In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

•	provide our board of directors with the ability to alter our bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders;

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent and registrar for our common stock is U.S. Stock Transfer Corporation.

Listing

We intend to apply to have our common stock approved for listing on the American Stock Exchange under the trading symbol “[_____].”

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect market prices. Upon completion of this offering, we will have outstanding an aggregate of 23,456,629 shares of common stock, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding warrants. Of these shares, the 300,000 shares sold in the offering will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below. All other outstanding shares not sold in this offering will be deemed "restricted securities" as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below. Subject to the lock-up agreements described below and the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

Approximate Number of Shares Eligible for Future Sale	Date
300,000	After the date of this prospectus, freely tradeable shares sold in this offering.

3,953,365
After the date of this prospectus, these shares will have been registered under a separate prospectus (“Resale Prospectus”) and will be freely tradeable by certain selling stockholder listed in the Resale Prospectus, subject to the lock up arrangement described below. These shares consist of all of the shares of common stock registered under the Resale Prospectus, including 2,250,348 shares of common stock that have or may be issued upon conversion of outstanding Series A Convertible Preferred Stock. However, selling stockholders that hold the 2,250,348 shares have agreed that they will not sell any of the securities until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period.

1,999,192
These shares will be freely tradeable, subject to the lock up arrangement described below, after the Securities and Exchange Commission declares effective the registration statement that we will file within ten days after the end of the six-month period that immediately follows February 14, 2007, which is the date on which we first filed the Resale Prospectus. Selling stockholders holding these shares have agreed not to sell 1,528,933 of these shares of common stock until nine months after our common stock begins to be traded on either the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market, the OTC Bulletin Board or the Pink Sheets.

19,454,420
On January 23, 2008, which is one year after the closing of the share exchange transaction, these shares, which were issued in connection with the share exchange transaction, may be sold under and subject to Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned shares of our common stock for at least one year, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding (which will equal approximately 234,566 shares immediately after this offering); or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

An aggregate of 3,702,209 shares of our issued and outstanding shares are not eligible for resale under Rule 144; however, we have agreed to register all of these shares under the Securities Act of 1933, as amended. We issued 3,702,209 shares of common stock to shareholders prior to the Share Exchange. Because we issued these shares while we were a “blank check” shell company with no operations, these shareholders are considered to be promoters or affiliates. It should be noted that these shares may not be sold by these promoters or affiliates, or their transferees, pursuant to Rule 144 of the Securities Act, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the registration requirements of the Securities Act. Therefore, these promoters or affiliates, or their transferees, can only resell their shares through a registration statement filed under the Securities Act. Of the 3,702,209 shares held by our shareholders prior to the Share Exchange, we agreed to register 1,703,017 shares in the registration statement filed in connection with the Private Placement. We agreed to register the remaining 1,999,192 shares, which are beneficially owned by affiliates of WestPark Capital, Inc., in a subsequent registration statement filed by us within ten days after the end of the six-month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement. All of the shares included in an effective registration statement may be freely sold and transferred except if subject to a lock up agreement. Of the 1,999,192 shares, 1,528,933 shares are subject to a lock up agreement such that they cannot be sold until nine months after our common stock begins to be traded on either the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market, the OTC Bulletin Board or the Pink Sheets.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold  for at least two years, including the holding period of any prior owner except one of our affiliates, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144; therefore, unless otherwise restricted, 144(k) shares could be sold immediately upon the completion of this offering.

Lock-Up Agreement

The investors in the Private Placement, in which we sold 2,250,348 shares of Series A Convertible Preferred Stock, entered into a lock-up agreement pursuant to which they agreed not to sell their shares, or the common stock that underly their shares, until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period. We agreed to file a registration statement covering the common stock sold in the private placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor. Subject to the lock up agreement, the shares will be freely tradeable upon effectiveness of the registration statement.

Registration

We are also concurrently registering for resale under a separate prospectus up to 3,953,365 shares of our common stock held by the selling stockholders named under the prospectus, including 2,250,348 shares that have been or may be acquired upon conversion of outstanding Series A Convertible Preferred Stock. None of these shares are being offered by us and we will not receive any proceeds from the sale of these shares. For additional information, see above under “Prospectus Summary - Recent Events - Completion of the Share Exchange” and “- The Private Placement.”

In addition, we agreed to file a registration statement with the Securities and Exchange Commission to register (i) 1,999,192 shares of common stock held by shareholders of our company prior to the share exchange who are affiliates of Westpark Capital, Inc. We must file the registration statement within ten days after the end of the six month period that immediately follows February 14, 2007, which is the date on which we initially filed the registration statement to register the shares issued in the Private Placement.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement dated [________], the underwriters named below, through their representative WestPark Capital, Inc., have severally agreed to purchase from us the number of shares of common stock set forth opposite their names at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriter	Number of Shares
WestPark Capital, Inc.

Total

The underwriting agreement provides that the agreement may be terminated by WestPark Capital at any time prior to delivery of and payment for the shares if, in WestPark Capital’s judgment, payment for and delivery of the shares is rendered impracticable or inadvisable by reason events specified in the underwriting agreement, including but not limited to the state of the financial markets and our financial condition. Subject to the foregoing, the underwriters are severally committed to purchase all of the common stock being offered by us if any of such shares are purchased, other than those covered by the over-allotment option described below.

The underwriters propose to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus. The underwriters may offer the common stock to some dealers at that price less a concession not in excess of $[_______] per share. Dealers may reallow a concession not in excess of $[_______] per share to some other dealers. After the shares of common stock are released for sale to the public, the underwriters may vary the offering price and other selling terms.

We have granted to the underwriters an option, exercisable for up to 60 days after the date of this prospectus, to purchase up to 45,000 additional shares of common stock at the public offering price set forth on the cover of this prospectus solely to cover over-allotments, if any. If the underwriters exercise their over-allotment option, the underwriters have severally agreed, subject to limited conditions, to purchase approximately the same percentage that the number of shares of common stock to be purchased by each of them, as shown in the foregoing table, bears to the common stock covered by this prospectus.

We have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect thereof.

We have agreed to pay the representative a $[__________] non-accountable expense allowance.

Upon the closing of this offering, we have agreed to sell to WestPark Capital, Inc. warrants to purchase up to [___________] shares of our common stock. The warrants will be exercisable commencing upon their date of issuance at a per share exercise price equal to 120% of the public offering price, subject to standard anti-dilution adjustments for stock splits and similar transactions, and will expire five years from the date of this prospectus. The holders of shares of common stock acquired upon exercise of the warrants have the right to include such shares in any future registration statements filed by us and to demand one registration for the shares. The warrants and underlying shares are not transferable during the 180 day period immediately following the date of this prospectus, except to officers of WestPark Capital, Inc.

We have also agreed to retain WestPark Capital, Inc. as a consultant to assist us with shareholder and investor matters. The consulting arrangement will be for a period of 12 months, commencing upon the closing of this offering, at a rate of $3,000 per month.

The representative may engage in over-allotment, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934. Over- allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Penalty bids may have the effect of deterring syndicate members from selling to people who have a history of quickly selling their shares. In passive market making, market makers in the common stock who are underwriters or prospective underwriters may, subject to some limitations, make bids for or purchases of the common stock until the time, if any, at which a stabilizing bid is made. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

48

In connection with the offering, the underwriters may make short sales of the issuer’s shares and may purchase the issuer’s shares on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered’ short sales are sales made in an amount not greater than the underwriters’ ‘overallotment’ option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. ‘Naked’ short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the issuer’s stock or preventing or retarding a decline in the market price of issuer’s stock. As a result, the price of the issuer’s stock may be higher than the price that might otherwise exist in the open market.

Prior to this offering, there has been no public market of the common stock. Consequently, the initial public offering price will be determined by negotiations between us and the underwriters. Among the factors considered in these negotiations will be prevailing market conditions, the market capitalizations and the stages of development of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, our results of operations in recent periods, the present state of our development and other factors deemed relevant.

We estimate that our out of pocket expenses for this offering will be approximately $[____________].

49

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart Preston Gates Ellis LLP, Los Angeles, California. Stubbs Alderton & Markiles, LLP, Sherman Oaks, California is acting as counsel for the underwriters. A partner of Kirkpatrick & Lockhart Preston Gates Ellis LLP owns 185,110 shares of common stock of our company.

EXPERTS

The consolidated financial statements of Times Manufacture as of December 31, 2005, 2004 and 2003 and for the years ended December 31, 2005, 2004, and 2003, appearing in this prospectus have been audited by Dominic K. F. Chan & Co., Certified Public Accountants, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We filed a Form 10-SB with the SEC and, as a result, we are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

50

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

Financial Statements

 NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (UNAUDITED)

YEARS ENDED DECEMBER 31, 2005 AND 2004

YEARS ENDED DECEMBER 31, 2004 AND 2003

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

CONSOLIDATED BALANCE SHEET
AS AT SEPTEMBER 30, 2006
(Stated in US Dollars)

	Notes	2006	2005
ASSETS
Current assets
Cash and cash equivalents		$220,119	$56,044
Restricted bank deposits		5,465,302	4,230,017
Trade and other receivables	4	9,573,518	7,424,062
Inventories	5	4,881,056	4,463,368
Prepaid lease payments - land use rights	6	23,115	-

Total current assets		$20,163,110	$16,173,491
Leasehold land and land use rights	6	899,234	-
Intangible assets	7	465,913	622,559
Held-to-maturity investments	8	300,636	301,798
Plant and equipment, net	9	971,689	604,619

TOTAL ASSETS		$22,800,582	$17,702,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Trade and other payables	10	$1,059,217	$3,481,518
Short-term bank loans		68,422	28,968
Notes payable		13,292,033	7,759,663
Dividends payable		-	644,538
Unearned income	11	-	1,550,529
Income tax payable		1,655,710	475,536
Bank overdrafts		481,778	1,104,578

Total current liabilities		$16,557,160	$15,045,330

TOTAL LIABILITIES		$16,557,160	$15,045,330

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

CONSOLIDATED BALANCE SHEET (Continued)
AS AT SEPTEMBER 30, 2006
(Stated in US Dollars)

	Notes	2006	2005

STOCKHOLDERS’ EQUITY
Common stock	12	$20,002	$654,434
Share premium		636,242	-
Accumulated other comprehensive income		(10,427)	6,370
Retained earnings		5,597,605	1,996,333

		$6,243,422	$2,657,137

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY
		$22,800,582	$17,702,467

See notes to consolidated financial statements

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(Stated in US Dollars)

		2006	2005

Net sales		$62,874,395	$48,476,321

Cost of sales		(56,510,946)	(45,618,424)

Gross profit		$6,363,449	$2,857,897

Administrative and other operating expenses		(1,214,813)	(905,023)

Income from operations		$5,148,636	$1,952,874

Interest expenses	13	(763,726)	(356,603)

Other income	14	291,142	800,615

Income before taxes		$4,676,052	$2,396,886

Income taxes	15	(829,593)	(396,526)

Net income		$3,846,459	$2,000,360

See notes to consolidated financial statements

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(Stated in US Dollars)

	Common stock	Share premium	Accumulated other comprehensive income	Retained earnings	Total

Balance, January 1, 2005	$654,434	$-	$412	$639,151	$1,293,997
Net income	-	-		2,000,360	2,000,360
Dividends	-	-	-	(643,178)	(643,178)
Foreign currency translation
Adjustment	-	-	5,958	-	5,958

Balance, September 30, 2005	$654,434	$-	$6,370	$1,996,333	$2,657,137

Balance, January 1, 2006	$20,002	$636,242	$13,549	$4,197,519	$4,867,312
Net income	-	-	-	3,846,459	3,846,459
Dividends	-	-	-	(2,446,373)	(2,446,373)
Foreign currency translation
adjustment	-	-	(23,976)	-	(23,976)

Balance, September 30, 2006	$20,002	$636,242	$(10,427)	$5,597,605	$6,243,422

See notes to consolidated financial statements

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(Stated in US Dollars)

	2006	2005
Cash flows from operating activities
Net income	$3,846,459	$2,000,360
Adjustments to reconcile net income to net cash
provided by operating activities:-
Depreciation	243,096	149,677
Amortization of intangible assets	115,965	115,888
Amortization of leasehold land and land use rights	17,481	-
Loss on disposal of plant and equipment	7,725	-
Dividend income	(4,486)	-

Changes in operating assets and liabilities:-
Increase in trade receivables, deposits and prepayment	(4,383,084)	(3,259,119)
Decrease in inventories	1,679,040	(521,766)
Increase in trade and other payables	(345,981)	1,485,649
Decrease in unearned income	(1,595,187)	(1,650,765)
Increase in income tax payable	813,538	378,967

Net cash provided by / (used in) operating activities	$394,566	$(1,301,109)

Cash flows from investing activities
Acquisition of held-to-maturity investments	$-	$(301,162)
Purchase of plant and equipment	(1,164,095)	(56,280)
Proceeds on disposal of plant and equipment	2,034	-
Dividends received	4,486	-

Net cash used in investing activities	$(1,157,575)	$(357,442)

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(Stated in US Dollars)

	2006		2005
Cash flows from financing activities
Proceeds from short-term bank loans		$26,532		$14,595
Repayment of bank loans		(252,132)		(115,353)
Increase in notes payable		3,925,836		1,072,961
Dividends paid		(2,446,373)		-
Increase in restricted bank deposits		(1,180,479)		(668,830)

Net cash provided by financing activities		$73,384		$300,373

Net decrease in cash and cash equivalents		$(689,625)		$(1,358,178)
Effect of foreign currency translation on cash and
cash equivalents		453		771
Cash and cash equivalents - beginning of period		427,513		308,873

Cash and cash equivalents - end of period		$(261,659)		$(1,048,534)
Analysis of the balances of cash and cash equivalents
Bank balances and cash		$220,119		$56,044
Bank overdrafts		(481,778)		(1,104,578)

		$(261,659)		$(1,048,534)
Supplemental disclosures for cash flow information:-
Cash (paid) / refund for :	$		$
Interest		(763,726)		(356,603)
Income taxes		(15,521)		(17,659)

See notes to consolidated financial statements

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Times Manufacture & E-Commerce Corporation Limited (the Company) was incorporated in the British Virgin Islands on March 21, 2002 under the International Business Companies Act, British Virgin Islands.

The Company is principally engaging in the holding of investments. Its subsidiaries are principally engaged in the trading of completed watches and watch components.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Method of Accounting

The Group maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The consolidated financial statements and notes are representations of management. Accounting policies adopted by the Group conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of consolidated financial statements, which are compiled on the accrual basis of accounting.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(b) Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries (the Group). Significant intercompany transactions have been eliminated in consolidation.

As of September 30, 2006, the particulars of the subsidiaries are as follows:

Name of company	Place and date of incorporation	Attributable equity interest %	Issued and fully paid capital	Principal activities
Times Manufacturing & E-Commerce Corporation Ltd (“TMEHK”)	British Virgin Islands January 2, 2002	100	US$20,000 Ordinary	Investment holding

Billion Win International Enterprise Ltd (“BW”)	Hong Kong March 5, 2001	100	HK$5,000,000 Ordinary	Trading of watch components

Citibond Industrial Ltd (“CI”)	Hong Kong February 28, 2003	100	HK$1,000 Ordinary	Trading of watch components

Goldcome Industrial Ltd (“GI”)	Hong Kong March 2, 2001	100	HK$10,000 Ordinary	Trading of watch components

Megamooch International Ltd (“MI”)	Hong Kong April 2, 2001	100	HK$100 Ordinary	Trading of watches and watch components

TME Enterprise Ltd	British Virgin Islands November 28, 2003	100	US$2 Ordinary	Investment holding

Citibond Design Ltd	British Virgin Islands August 1, 2003	100	US$2 Ordinary	Trading agency

Megamooch Online Ltd	British Virgin Islands June 6, 2003	100	US$2 Ordinary	Trading of watches and watch components

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(c) Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(d) Intangible assets

Intangible assets, are stated at cost less amortization and accumulated impairment loss. Amortization is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the intangibles are as follows:

Trademarks	5 years
Websites	5 years

(e) Leasehold land and land use rights

The leasehold land and land use rights, representing upfront payment for land use right, is initially recognised at cost and released to income statement over the lease term on a straight-line basis.

(f) Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives are as follows:

Buildings	over the remaining term of the leases
Furniture & fixtures	4 - 5 years
Office equipment	3 - 4 years
Machinery & equipment	3 - 4 years
Mould	3 years
Motor vehicles	3 - 4 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(g) Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting periods, there was no impairment loss.

(h) Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out (FIFO) method. It excludes borrowing costs. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

(i) Trade Receivables

Trade and other receivables are recognized initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for impairment of trade and other receivables is established when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of receivables. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate. The amount of the provision is recognized in the income statement. There is no doubtful debt for the nine months ended September 30, 2006 and 2005 respectively.

(j) Unearned income

Unearned income is revenue received from customers for the goods sold or services rendered that the earning process has not been completed as the significant risks and rewards for the performance of services or goods being sold has not transferred from the Company to the customers taking into account the conditions as stipulated in SFAS No. 48 have not all been satisfied and it is impracticable to ascertain a reasonable estimate of loss or provision without sufficient objective evidence in quantified amount.

(k) Cash and cash equivalents

The Group considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Group maintains bank accounts only in Hong Kong. The Group does not maintain any bank accounts in the United States of America.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(l) Restricted bank deposits

Restricted bank deposits represents pledged time deposits on account to secure bank loans, notes payable and bank overdrafts.

(m) Held-to-maturity investments

Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturities that the Group’s management has the positive intention and ability to hold to maturity.

(n) Foreign currency translation

The accompanying consolidated financial statements are presented in United States dollars. The functional currency of the Group is the Hong Kong Dollar (HKD). The consolidated financial statements are translated into United States dollars from HKD at period-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2006	2005
Period end HKD : US$ exchange rate	7.7875	7.7575
Average periodically HKD : US$ exchange rate	7.7687	7.7739

(o) Revenue recognition

Sales of goods is recognized when a company has delivered goods to the customer, the customer has accepted the goods and collectibility of the related receivables is reasonably assured.

Commission income is recognized in the accounting period in which the services are rendered, by reference to completion of the specific transaction assessed on the basis of the actual service provided as a proportion of the total services to be provided.

Interest income is recognized on a time-proportion basis using the effective interest method. When a receivable is impaired, the Company reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at original effective interest rate of the instrument, and continues unwinding the discount as interest income.

Dividend income and insurance claims are recognized when the right to receive payment is established.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p) Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Transaction costs are incremental costs that are directly attributable to the acquisition, issue or disposal of a financial asset or financial liability, including fees and commissions paid to agents, advisers, brokers and dealers, levies by regulatory agencies and securities exchanges, and transfer taxes and duties. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.

Borrowings are classified as current liabilities unless the company has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.

(q) Deferred income tax

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, if the deferred income tax arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss, it is not accounted for. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

At the period end, the company did not have any material deferred income tax and no deferred tax had been recognised accordingly.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(r) Income taxes

The Group accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

The Group is operating in Hong Kong. In accordance with the relevant tax laws and regulations of Hong Kong, the corporation profits tax of 17.5% on the assessable profits of the Group is $829,593 for the nine months ended September 30, 2006 (2005 : $396,526).

(s) Advertising

The Group expensed all advertising costs as incurred.

(t) Shipping and handling

All shipping and handling are expensed as incurred and outbound freight is not billed to customers.

(u) Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit expenses included in general and administrative expenses were $13,627 for the nine months ended September 30, 2006 (2005 : $13,767).

(v) Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other consolidated financial statements. The Group’s current component of other comprehensive income is the foreign currency translation adjustment.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(w) Recent accounting pronouncements

In May 2005, the FASB issued a SFAS 154, “Accounting Changes and Error Corrections” to replace APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements” requiring retrospective application to prior periods consolidated financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2005.

In February 2006, the FASB issued a SFAS 155, “Accounting for Certain Hybrid Financial Instruments” to amend FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

The Group does not anticipate that the adoption of these two standards will have a material impact on these consolidated financial statements.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.	CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

(a) Estimate of fair value of the land use right and building

The Group determines the fair value of land use right and building relying on the valuation performed by Dynasty Premium Asset Valuation & Real Estate Consultancy Limited.

(b) Allowance on bad and doubtful debts

The policy for allowance of bad and doubtful debts of the company is the evaluation of collectability and aging analysis of accounts and on management’s judgment. A considerable amount of judgment is required in assessing the ultimate realisation of these receivables, including conditions of customers of the company were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

4. TRADE AND OTHER RECEIVABLES

	2006	2005

Trade receivables	$8,065,222	$4,852,748
Amount due from a director	-	508,666
Amount due from a related company	-	223,646
Deposits and prepayments	1,508,296	1,839,002

	$9,573,518	$7,424,062

The amount due from a director and a related company are unsecured, interest free, and have no fixed repayment terms.

5. INVENTORIES

	2006	2005

Merchandises	$4,881,056	$4,463,368

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

6. LEASEHOLD LAND AND LAND USE RIGHTS

	2006	2005

In Hong Kong held on:
Leases of between 10 to 50 years	$922,349	$-
At cost,	$947,746	$-
Less: Accumulated amortization	25,397	-
	$922,349	$-
Analyzed for reporting purposes as:
Current asset	23,115	-
Non-current asset	899,234	-
	$922,349	-

Amortization expense for the nine months ended September 30, 2006 was $17,481 (2005 : Nil)

The assets have been pledged to the banks for securing banking facilities.

7. INTANGIBLE ASSETS

	2006	2005

Trademarks	$98,157	$138,756
Websites	367,756	483,803

	$465,913	$622,559

Amortization expense for the nine months ended September 30, 2006 was $115,965 (2005 : $115,888).

8. HELD-TO-MATURITY INVESTMENTS

The investments are 30,000 units at $10.00 each of Hang Seng Capital Guarantee Investment fund at the total interest rate of 10.5% for 3.75 years. The asset has been pledged to the bank for securing banking facilities.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

9. PLANT AND EQUIPMENT, NET

	2006	2005
At cost
Buildings	$241,899	$-
Furniture & fixtures	491,948	394,773
Office equipment	145,639	137,339
Machinery & equipment	321,027	128,908
Moulds	383,949	230,744
Motor vehicles	45,843	26,362

	$1,630,305	$918,126

Less: Accumulated depreciation
Buildings	$6,951	$-
Furniture & fixtures	212,774	79,545
Office equipment	92,680	60,482
Machinery & equipment	77,249	13,094
Moulds	244,744	134,024
Motor vehicles	24,218	26,362
	$658,616	$313,507
	$971,689	$604,619

Depreciation expense for the nine months ended September 30, 2006 was $243,096 (2005 : $149,677).

The buildings have been pledged to the banks for securing banking facilities.

10. TRADE AND OTHER PAYABLES

	2006	2005

Trade payables	$952,492	$3,112,268
Amount due to a related company	-	131,505
Accruals and deposit received	106,725	237,745

	$1,059,217	$3,481,518

The amount due to a related company is unsecured, interest free, and has no fixed repayment terms.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

11. UNEARNED INCOME

Unearned income is the amount received from a customer, which is an unrelated party, in its first year of business transacted for the goods sold that were given a one-year credit period and were only required to pay the Group after the expiration of one year from the day such goods were supplied and delivered. Since there is a possibility that the customer may return the goods, revenue is not recognized until the time stipulated in the contract for rejection has expired and no goods is returned in due course to substantiate the risk and reward for such trading activities carried out by the Company are matched and recognized under the U.S. GAAP. Starting from 2006, credit period was reduced within 3 -6 months.

12. COMMON STOCK

The common stock of the company as at September 30, 2006 is as follows:

	Holding of	% of equity
Name of shareholder	issued capital	holdings

Mr. Kwong Kai Shun	$20,002	$100%

For the purpose of this report, the combined common stock of the Group as at September, 2005 represented the aggregate amount of nominal value of the common stock of the Company, TMEHK, BW, GI, CI and MI.

13. INTEREST EXPENSES

	2006	2005

Interest on bank trust receipts	$709,661	$318,666
Interest on short-term bank loans	10,758	7,682
Interest on bank overdrafts	43,307	30,255

	$763,726	$356,603

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

14. OTHER INCOME

	2006	2005

Dividend received	$4,486	$-
Bank interest income - saving accounts	1,608	756
Bank interest income - fixed deposits	135,156	46,727
Other interest income	23,787	-
Commission income	-	573,671
Net exchange gains	574	1,189
Insurance compensation	-	8,329
License fee of intangible assets	125,504	125,420
Overpaid by customer	-	6
Sundry income	27	44,517

	$291,142	$800,615

15. INCOME TAXES

The following table accounts for the differences between the actual tax provision and the amounts obtained by applying the relevant applicable corporation income tax rate to income before tax for the period ended September 30, 2006 :

	2006	2005

Profit before taxation	$4,676,052	$2,396,886

Calculated at taxation rate of 17.5% (2005:17.5%)	818,309	419,455
Temporary differences not recognized	11,284	(22,929)

Taxation charge	$829,593	$396,526

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

16. COMMITMENTS

The Group occupies office spaces for administrative purposes which are rented from third parties. Accordingly, for the periods ended September 30, 2006, the Group recognized rental expenses for these spaces of $57,527.

The Group has commitments with respect to non-cancelable operating leases for these offices, as follows:

	2006	2005

Not later than one year	$19,176	$76,703
Later than one year	-	19,176

	$19,176	$95,879

17. BUSINESS SEGMENTS

For management purposes, the Group is currently organized into two major principal activities - trading of watch movements (components) and trading of completed watches. These principal activities are the basis on which the Group reports its primary segment information.

2006	Watch movements	Completed watches	Total
Sales	$55,217,795	$7,656,600	$62,874,395

Cost of sales	(52,489,144)	(4,021,802)	(56,510,946)

Segment result	$2,728,651	$3,634,798	$6,363,449

2005	Watch movements	Completed watches	Total
Sales	$45,197,981	$3,278,340	$48,476,321

Cost of sales	(44,104,810)	(1,513,614)	(45,618,424)

Segment result	$1,093,171	$1,764,726	$2,857,897

Dominic K.F. Chan & Co., Certified Public Accountants (Practising)

Room 2105, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, HK. Tel.: 2780 0607 Fax: 2780 0013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The board of directors and stockholders of
Times Manufacture & E-Commerce Corporation Limited

We have audited the accompanying combined balance sheet of Times Manufacture & E-Commerce Corporation Limited (the “Company”) and its subsidiaries as of December 31, 2005 and the related combined statement of income, stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As mentioned in note 1 to the financial statements, pursuant to a group reorganization (the “Reorganization”) which was completed in December, 2005, the Company became the ultimate holding company of its commonly controlled entities by the acquisition of 100% equity interests of the then ultimate holding company of them. Each of the Company and its commonly controlled entities has common controlling stockholders and accordingly the Reorganization is treated as if it is a single business combination and the financial information relating to the Company and its subsidiaries for the year ended December 31, 2005 was prepared on a combined basis.

In our opinion, on the basis of presentation set out in note 1, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 2005 and the combined results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Dominic K. F. Chan & Co.
Certified Public Accountants (Practising)

HONG KONG,

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

COMBINED BALANCE SHEET
AS AT DECEMBER 31, 2005
(Stated in US Dollars)

	Notes	2005	2004
ASSETS
Current assets
Cash and cash equivalents		$780,090	$911,487
Restricted bank deposits		4,306,474	3,551,304
Trade and other receivables	6	5,223,822	4,148,160
Tax prepayment		16,367	-
Inventories	7	6,584,792	3,931,124
Prepaid lease payments - land use rights	8	7,993	-

Total current assets		$16,919,538	$12,542,075
Leasehold land and land use rights	8	315,939	-
Intangible assets	9	584,149	736,934
Held-to-maturity investments	10	301,954	-
Plant and equipment, net	11	682,901	696,552

TOTAL ASSETS		$18,804,481	$13,975,561

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Trade and other payables	12	$1,410,521	$1,987,989
Short-term bank loans		294,764	129,631
Notes payable		9,416,788	6,668,530
Unearned income	13	1,598,314	3,197,160
Income tax payable		864,205	95,640
Bank overdrafts		352,577	602,614

Total current liabilities		$13,937,169	$12,681,564

TOTAL LIABILITIES		$13,937,169	$12,681,564

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

COMBINED BALANCE SHEET (Continued)
AS AT DECEMBER 31, 2005
(Stated in US Dollars)

	Notes	2005	2004

STOCKHOLDERS’ EQUITY
Common stock	14	$20,002	$654,434
Share premium		636,242	-
Accumulated other comprehensive income		13,549	412
Retained earnings		4,197,519	639,151

		$4,867,312	$1,293,997

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$18,804,481	$13,975,561

See notes to combined financial statements

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2005
(Stated in US Dollars)

	Notes	2005	2004

Net sales		$63,078,409	$36,553,084

Cost of sales		(56,813,199)	(34,584,844)

Gross profit		$6,265,210	$1,968,240

Administrative and other operating expenses		(1,695,196)	(1,471,011)

Income from operations		$4,570,014	$497,229

Interest expenses	15	(514,637)	(164,558)

Other income	16	1,094,772	28,047

Income before taxes		$5,150,149	$360,718

Income taxes	17	(948,933)	(136,117)

Net income		$4,201,216	$224,601

See notes to combined financial statements

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

COMBINED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2005
(Stated in US Dollars)

			Accumulated
			other
	Common	Share	comprehensive	Retained
	stock	premium	income	earnings	Total

Balance, January 1, 2004	$644,436	$-	$(705)	$414,550	$1,058,281
Net income	-	-	-	224,601	224,601
Issue of ordinary shares	9,998	-	-	-	9,998
Foreign currency translation
adjustment	-	-	1,117	-	1,117

Balance, December 31, 2004	$654,434	$-	$412	$639,151	$1,293,997

Balance, January 1, 2005	$654,434	$-	$412	$639,151	$1,293,997
Net income	-		-	4,201,216	4,201,216
Issue of ordinary shares	20,000	-	-	-	20,000
Effect of reorganization	(654,432)	636,242	-	-	(18,190)
Dividends	-	-	-	(642,848)	(642,848)
Foreign currency translation
adjustment	-	-	13,137	-	13,137

Balance, December 31, 2005	$20,002	$636,242	$13,549	$4,197,519	$4,867,312

See notes to combined financial statements

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2005
(Stated in US Dollars)

	2005	2004
Cash flows from operating activities
Net income	$4,201,216	$224,601
Adjustments to reconcile net income to net cash
provided by operating activities:-
Depreciation	259,127	126,225
Amortization of intangible assets	154,438	35,382
Amortization of leasehold land and land use rights	7,968	-
Dividend income	(4,481)	-

Changes in operating assets and liabilities:-
Increase in trade receivables	(1,445,937)	(1,997,310)
Increase in inventories	(2,633,977)	(2,601,377)
Decrease in deposits and prepayment	334,759	310
(Decrease)/increase in amount due to a director	(60,511)	122,571
(Decrease)/increase in trade and other payables	(2,073,092)	3,730,524
Increase in income tax payable	749,854	59,412

Net cash flows used in operating activities	$(510,636)	$(299,662)

Cash flows from investing activities
Acquisition of land use rights	$(330,884)	$-
Acquisition of intangible assets	-	(771,063)
Acquisition of held-to-maturity investments	(301,007)	-
Purchase of plant and equipment	(243,504)	(781,095)
Dividends received	4,481	-

Net cash used in investing activities	$(870,914)	$(1,552,158)

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

COMBINED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEAR ENDED DECEMBER 31, 2005
(Stated in US Dollars)

	2005	2004
Cash flows from financing activities
Proceeds from short-term bank loans	$346,622	$140,937
Repayment of bank loans	(408,211)	(11,527)
Repayment of a capital lease	-	(6,975)
Increase in notes payable	2,946,182	4,176,477
Dividends paid	(642,848)	-
Increase in restricted bank deposits	(755,170)	(2,255,598)

Net cash provided by financing activities	$1,486,575	$2,043,314

Net increase in cash and cash equivalents	$105,025	$191,494
Effect of foreign currency translation on cash and
cash equivalents	13,615	6,181
Cash and cash equivalents - beginning of year	308,873	111,198

Cash and cash equivalents - end of year	$427,513	$308,873

Analysis of the balances of cash and cash equivalents
Bank balances and cash	$780,090	$911,487
Bank overdrafts	(352,577)	(602,614)

	$427,513	$308,873

Supplemental disclosures for cash flow information:-
Cash (paid) / refund for :	$		$
Interest		(514,637)		(164,558)
Income taxes		(199,079)		(76,858)

See notes to combined financial statements

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

1. GROUP REORGANIZATION AND BASIS OF PRESENTATION

Times Manufacture & E-Commerce Corporation Limited (the “Company”) was incorporated in the British Virgin Islands on March 21, 2002 under the International Business Companies Act, British Virgin Islands. Pursuant to a group reorganization (the “Reorganization”) which was completed in December, 2005, the Company became the ultimate holding company of the then ultimate holding company of the commonly controlled entities by the acquisition of 100% of the issued and outstanding common stock of the then ultimate holding company of the commonly controlled entities. In return and exchange for the acquired interests in the then ultimate holding company of the commonly controlled entities, the Company issued 20,000 shares of voting common stock to the shareholders of the then ultimate holding company of the commonly controlled entities. As of December 31, 2005, the particulars of the commonly controlled entities are as follows :-

Name of company	Place and date of incorporation	Attributable equity interest %	Issued and fully paid capital	Principal activities

Billion Win International Enterprise Ltd (“BW”)	Hong Kong March 5, 2001	100	HK$5,000,000 Ordinary	Trading of watch components

Citibond Industrial Ltd (“CI”)	Hong Kong February 28, 2003	100	HK$1,000 Ordinary	Trading of watch components

Goldcome Industrial Ltd (“GI”)	Hong Kong March 2, 2001	100	HK$10,000 Ordinary	Trading of watch components

Megamooch International Ltd (“MI”)	Hong Kong April 2, 2001	100	HK$100 Ordinary	Trading of watches and watch components

Each of the Company, BW, CI, GI and MI has common controlling stockholders. Accordingly, the Reorganization is treated as if it is a single business combination and the financial information relating to the Company and its commonly controlled entities, now comprising the subsidiaries of the Company, (the “Group”) for the year ended December 31, 2005 (the “Relevant period”) was prepared on a combined basis.

The combined statement of operations and combined statement of cash flows of the companies now comprising the Group have been prepared as if the current group structure had been in existence throughout the Relevant Period, or since their respective dates of incorporation where this is a shorter period.

The combined balance sheet of the Group as at December 31, 2005 have been prepared to present the assets and liabilities of the companies now comprising the Group as at the respective dates as if the current group structure had been in existence as at those dates.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

2. PRINCIPAL ACTIVITIES

The Company is principally engaging in the holding of investments. The subsidiaries are principally engaged in the trading of completed watches and watch components.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Group maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The combined financial statements and notes are representations of management. Accounting policies adopted by the Group conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of combined financial statements, which are compiled on the accrual basis of accounting.

(b)	Principles of combination

The combined financial statements are presented in US Dollars and include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions are eliminated in combination.

As of December 31, 2005, the particulars of the subsidiaries are as follows:

Name of company	Place and date of incorporation	Attributable equity interest %	Issued and fully paid capital	Principal activities

Times Manufacturing & E-Commerce Corporation Ltd (“TMEHK”) (Formerly known as Win Link Commodities Ltd)	British Virgin Islands January 2, 2002	100	US$20,000 Ordinary	Investment holding

Billion Win International Enterprise Ltd (“BW”)	Hong Kong March 5, 2001	100	HK$5,000,000 Ordinary	Trading of watch components

Citibond Industrial Ltd (“CI”)	Hong Kong February 28, 2003	100	HK$1,000 Ordinary	Trading of watch components

Goldcome Industrial Ltd (“GI”)	Hong Kong March 2, 2001	100	HK$10,000 Ordinary	Trading of watch components

Megamooch International Ltd (“MI”)	Hong Kong April 2, 2001	100	HK$100 Ordinary	Trading of watches and watch components

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(b)	Principles of combination (Cont’d)

Name of company	Place and date of incorporation	Attributable equity interest %	Issued and fully paid capital	Principal activities

TME Enterprise Ltd (Formerly known as Thousands Magic Corp.)	British Virgin Islands November 28, 2003	100	US$2 Ordinary	Investment holding

Citibond Design Ltd (Formerly known as Nuts and Oat Ltd)	British Virgin Islands August 1, 2003	100	US$2 Ordinary	Trading agency

Megamooch Online Ltd (Formerly known as Castle Rich Ltd)	British Virgin Islands June 6, 2003	100	US$2 Ordinary	Trading of watches and watch components

(c)	Use of estimates

The preparation of the combined financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(d)	Intangible assets

Intangible assets, are stated at cost less amortization and accumulated impairment loss. Amortization is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the intangibles are as follows:

Trademarks	5 years
Websites	5 years

(e)	Leasehold land and land use rights

The leasehold land and land use rights, representing upfront payment for land use right, is initially recognised at cost and released to income statement over the lease term on a straight-line basis.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(f)	Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives are as follows:

Buildings	41 years
Furniture & fixtures	4 - 5 years
Office equipment	3 - 4 years
Machinery & equipment	3 - 4 years
Mould	3 years
Motor vehicles	3 - 4 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(g)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting year, there was no impairment loss.

(h)	Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out (FIFO) method. It excludes borrowing costs. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(i)	Trade Receivables

Trade and other receivables are recognized initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for impairment of trade and other receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate. The amount of the provision is recognized in the income statement.There is no doubtful debt for the years ended December 31, 2005 and 2004 respectively.

(j)	Unearned income

Unearned income is revenue received from customers for the goods sold or services rendered that the earning process has not been completed as the significant risks and rewards for the performance of services or goods being sold has not transferred from the Group to the customers taking into account the conditions as stipulated in SFAS No. 48 have not all been satisfied and it is impracticable to ascertain a reasonable estimate of loss or provision without sufficient objective evidence in quantified amount.

(k)	Cash and cash equivalents

The Group considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Group maintains bank accounts only in Hong Kong. The Group does not maintain any bank accounts in the United States of America.

(l)	Restricted bank deposits

Restricted bank deposits represents pledged time deposits on account to secure bank loans, notes payable and bank overdrafts.

(m)	Held-to-maturity investments

Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturities that the Group’s management has the positive intention and ability to hold to maturity.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(n)	Foreign currency translation

The accompanying combined financial statements are presented in United States dollars. The functional currency of the Group is the Hong Kong Dollar (HKD). The combined financial statements are translated into United States dollars from HKD at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2005	2004
Year end HKD : US$ exchange rate	7.75350	7.77600
Average yearly HKD : US$ exchange rate	7.77788	7.78925

(o)	Revenue recognition

Sales of goods are recognized when the Group has delivered goods to the customer, the customer has accepted the goods and collectibility of the related receivables is reasonably assured.

Commission income are recognized in the accounting period in which the services are rendered, by reference to completion of the specific transaction assessed on the basis of the actual service provided as a proportion of the total services to be provided.

Interest income is recognized on a time-proportion basis using the effective interest method. When a receivable is impaired, the Group reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at original effective interest rate of the instrument, and continues unwinding the discount as interest income.

Dividend income and insurance claims are recognized when the right to receive payment is established.

(p)	Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Transaction costs are incremental costs that are directly attributable to the acquisition, issue or disposal of a financial asset or financial liability, including fees and commissions paid to agents, advisers, brokers and dealers, levies by regulatory agencies and securities exchanges, and transfer taxes and duties. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(q)	Deferred income tax

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the combined financial statements. However, if the deferred income tax arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss, it is not accounted for. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

At the year end, the Group did not have any material deferred income tax and no deferred tax had been recognised accordingly.

(r)	Income taxes

The Group accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

The Group is operating in Hong Kong. In accordance with the relevant tax laws and regulations of Hong Kong, the corporation profits tax of 17.5% on the assessable profits of the Group is $948,933 for the year 2005 (2004 : $136,117).

(s)	Advertising

The Group expensed all advertising costs as incurred.

(t)	Shipping and handling

All shipping and handling are expensed as incurred and outbound freight is not billed to customers.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u)	Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit expenses included in general and administrative expenses were $18,802 for the year ended December 31, 2005 (2004 : $15,346).

(v)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other consolidated financial statements. The Group’s current component of other comprehensive income is the foreign currency translation adjustment.

(w)	Recent accounting pronouncements

In May 2005, the FASB issued a SFAS 154, “Accounting Changes and Error Corrections” to replace APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements” requiring retrospective application to prior periods financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2005.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(w)	Recent accounting pronouncements (Cont’d)

In February 2006, the FASB issued a SFAS 155, “Accounting for Certain Hybrid Financial Instruments” to amend FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

The Group does not anticipate that the adoption of these two standards will have a material impact on these combined financial statements.

4. FINANCIAL RISK MANAGEMENT

The Group’s major financial instruments include debtors, held-to-maturity investments, creditors and bank deposits. Details of these financial instruments are disclosed in the respective notes. The risks associated with these financial instruments and the policies on how to mitigate these risks are set out below. The management manages and monitors these exposures to ensure appropriate are implemented on a timely and effective manner.

(a)	Currency risk

Certain debtors, deposits and prepayments and held-to-maturity investments and creditors of the Group are denominated in foreign currencies. The Group currently has a foreign currency hedging policy. The management monitors foreign exchange exposure and will consider hedging significant foreign currency exposure should the need arises.

(b)	Credit risk

The Group’s maximum exposure to credit risk in the event of the counterparties failure to perform their obligations as at 31st December 2005 in relation to each class of recognised financial assets is the carrying amount of those assets as stated in the balance sheet. In order to minimize the credit risk, the management of the Group has delegated a team responsible for determination of credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. In addition, the Group reviews the recoverable amount of each individual trade debt at each balance sheet date to ensure that adequate impairment losses are made for irrecoverable amounts. In this regard, the directors of the Group consider that the Group’s credit risk is significantly reduced.

The credit risk for bank deposits and bank balances exposed is considered minimal as such amounts are placed with banks with good credit ratings.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

5. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

(a)	Estimate of fair value of the land use right and building

The Group determines the fair value of land use right and building relying on the valuation performed by Dynasty Premium Asset Valuation & Real Estate Consultancy Limited.

(c)	Allowance on bad and doubtful debts

The policy for allowance of bad and doubtful debts of the Group is the evaluation of collectability and aging analysis of accounts and on management’s judgment. A considerable amount of judgment is required in assessing the ultimate realisation of these receivables, including conditions of customers of the Group were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

6. TRADE AND OTHER RECEIVABLES

	2005	2004

Trade receivables	$4,829,586	$3,369,326
Amount due from a director	-	50,900
Deposits and prepayments	394,236	727,934

	$5,223,822	$4,148,160

The amount due from a director is unsecured, interest free, and has no fixed repayment terms.

7. INVENTORIES

	2005	2004

Merchandises	$6,584,792	$3,931,124

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

8. LEASEHOLD LAND AND LAND USE RIGHTS

	2005	2004

In Hong Kong held on:
Leases of between 10 to 50 years	$323,932	$-

Additions
Amortization of prepaid operating lease payment	323,932	-
	$323,932	$-
Analyzed for reporting purposes as:
Current asset	7,993	-
Non-current asset	315,939	-
	$323,932	$-

Amortization expense for the year ended 2005 was $7,968 (2004 : Nil).

The asset has been pledged to the bank for securing banking facilities.

9. INTANGIBLE ASSETS

	2005	2004

Trademarks	$128,768	$168,518
Websites	455,381	568,416

	$584,149	$736,934

Amortization expense for the year ended 2005 was $154,438 (2004: $35,382).

10. HELD-TO-MATURITY INVESTMENTS

The investments are 30,000 units at $10.00 each of Hang Seng Capital Guarantee Investment fund at the total interest rate of 10.5% for 3.75 years. The asset has been pledged to the bank for securing banking facilities.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

11. PLANT AND EQUIPMENT, NET

	2005	2004
At cost
Buildings	$104,008	$-
Furniture & fixtures	478,811	350,425
Office equipment	11,413	11,380
Machinery & equipment	254,971	241,378
Mould	230,863	230,195
Motor vehicles	26,375	26,299

	$1,106,441	$859,677
Less: Accumulated depreciation
Buildings	$2,542	$-
Furniture & fixtures	140,271	21,049
Office equipment	9,031	6,262
Machinery & equipment	92,182	35,391
Mould	153,139	76,732
Motor vehicles	26,375	23,691
	$423,540	$163,125
	$682,901	$696,552

Depreciation expense for the years ended 2005 was $259,127 (2004: $126,225).

The buildings have been pledged to the bank for securing banking facilities.

12. TRADE AND OTHER PAYABLES

	2005	2004
Trade payables	$1,236,418	$1,805,995
Amount due to a director	28,854	140,196
Accruals and deposit received	145,249	41,798

	$1,410,521	$1,987,989

Amount due to a director is unsecured, interest free, and has no fixed repayment terms.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

13. UNEARNED INCOME

Unearned income is the amount received from a customer, which is an unrelated party, in its first year of business transacted for the goods sold that were given a one-year credit period and were only required to pay the Group after the expiration of one year from the day such goods were supplied and delivered. Since there is a possibility that the customer may return the goods, revenue is not recognized until the time stipulated in the contract for rejection has expired and no goods is returned in due course to substantiate the risk and reward for such trading activities carried out by the Group are matched and recognized under the U.S. GAAP.

14. COMMON STOCK

On December 31, 2005, the issued common stock of the Company was increase to $20,002 by the issue of 20,000 ordinary shares..

For the purpose of this report, the combined common stock of the Group as at December 31, 2004 represented the aggregate amount of nominal value of the common stock of the Company, TMEHK, BW, GI, CI and MI.

15. INTEREST EXPENSES

	2005	2004

Interest on bank trust receipts	$457,983	$139,209
Interest on short-term bank loans	6,254	14,505
Interest on bank overdrafts	45,302	6,648
Interest element of a capital lease	-	1,947
Interest on other loans	5,098	2,249

	$514,637	$164,558

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

16. OTHER INCOME

	2005	2004

Dividend received	$4,481	$-
Bank interest income - saving accounts	1,083	11,719
Bank interest income - fixed deposits	75,275	4,001
Other interest income	49,440	-
Commission income	771,432	-
Net exchange gains	1,302	170
Insurance compensation	8,325	-
Licence fee of intangible assets	167,141	-
Services fee income	-	11,477
Overpaid by customer	-	383
Sundry income	16,293	297

	$1,094,772	$28,047

17. INCOME TAXES

The following table accounts for the differences between the actual tax provision and the amounts obtained by applying the relevant applicable corporation income tax rate to income before tax for the year ended December 31, 2005 :

	2005	2004

Profit before taxation	$5,150,149	$360,718

Calculated at taxation rate of 17.5% (2004:17.5%)	901,276	63,126
Income not subject to taxation	(14,147)	(1)
Expenses not deductible	27	418
Temporary differences not recognised	45,927	(44,228)
Utilisation of tax loss in previous year	(35,068)	(1,327)
Unused tax losses not recognised	50,918	118,129

Taxation charge	$948,933	$136,117

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

18. RELATED PARTIES TRANSACTIONS

The following material transactions with related parties during the years were in the opinion of the directors, carried out in the ordinary course of business and on normal commercial terms:

(a)
Purchase of trademarks from Stanford International Holding Corporation, a related Company of which the director of the related company is the director of the subsidiaries of the Company, in the year 2004 at a consideration of $120,000.

(b)	Purchase of trademarks from Mr. Mak Ho Fong, a director of the subsidiaries of the Company, in the year 2004 at a consideration of $80,000.

(c)
Purchase of websites from Stanford International Holding Corporation, a related Company of which the director of the related company is the director of the subsidiaries of the Company, in the year 2004 at a consideration of $570,000.

19. COMMITMENTS

The Group occupies office spaces for administrative purposes which are rented from third parties. Accordingly, for the year ended December 31, 2005, the Group recognized rental expenses for these spaces of $138,262 (2004 : $53,575).

The Group has commitments with respect to non-cancelable operating leases for these offices, as follows:

	2005	2004

Not later than one year	$76,613	$63,751
Later than one year	63,844	-

	$140,457	$63,751

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

20. BUSINESS SEGMENTS

For management purposes, the Group is currently organized into two major principal activities - trading of watch movements (components) and trading of completed watches. These principal activities are the basis on which the Group reports its primary segment information.

	Watch	Completed
2005	movements	watches	Total

Sales	$58,843,209	$4,235,200	$63,078,409

Cost of sales	(54,856,836)	(1,956,363)	(56,813,199)

Segment result	$3,986,373	$2,278,837	$6,265,210

	Watch	Completed
2004	movements	watches	Total

Sales	$36,553,084	$-	$36,553,084

Cost of sales	(34,584,844)	-	(34,584,844)

Segment result	$1,968,240	$-	$1,968,240

Dominic K.F. Chan & Co., Certified Public Accountants (Practising)

Room 2105, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, HK. Tel.: 2780 0607 Fax: 2780 0013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  The board of directors and stockholders of
Times Manufacture & E-Commerce Corporation Limited

We have audited the accompanying combined balance sheets of Times Manufacture & E-Commerce Corporation Limited (the “Company”), its subsidiaries and its commonly controlled entities as of December 31, 2004 and 2003 and the related combined statements of income, stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As mentioned in note 1 to the financial statements, pursuant to a group reorganization (the “Reorganization”) which was completed in December, 2005, the Company became the ultimate holding company of its commonly controlled entities by the acquisition of 100% equity interests of the then ultimate holding company of them. Each of the Company and its commonly controlled entities has common controlling stockholders and accordingly the Reorganization is treated as if it is a single business combination and the financial information relating to the Company and its commonly controlled entities for each of the years ended December 31, 2004 and 2003 was prepared on a combined basis.

In our opinion, on the basis of presentation set out in note 1, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 2004 and 2003 and the combined results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Dominic K. F. Chan & Co.
Certified Public Accountants (Practising)

HONG KONG,

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

COMBINED BALANCE SHEETS
AS AT DECEMBER 31, 2004 AND 2003
(Stated in US Dollars)

	Notes	2004	2003
ASSETS
Current assets		-
Cash and cash equivalents		$911,487	$112,979
Restricted bank deposits		3,551,304	1,300,088
Trade and other receivables	6	4,148,160	2,129,983
Inventories	7	3,931,124	1,327,533

Total current assets		$12,542,075	$4,870,583
Intangible assets	8	736,934	-
Plant and equipment, net	9	696,552	40,663

TOTAL ASSETS		$13,975,561	$4,911,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Trade and other payables	10	$1,987,989	$1,318,859
Short-term bank loans		129,631	6,999
Notes payable		6,668,530	2,489,098
Unearned income	11	3,197,160	-
Income tax payable		95,640	36,228
Bank overdrafts		602,614	1,781

Total current liabilities		$12,681,564	$3,852,965

TOTAL LIABILITIES		$12,681,564	$3,852,965

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

COMBINED BALANCE SHEETS (Continued)
AS AT DECEMBER 31, 2004 AND 2003
(Stated in US Dollars)

	Notes	2004	2003

STOCKHOLDERS’ EQUITY
Common stock	12	$654,434	$644,436
Accumulated other comprehensive income		412	(705)
Retained earnings		639,151	414,550

		$1,293,997	$1,058,281

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$13,975,561	$4,911,246

See notes to combined financial statements

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

COMBINED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(Stated in US Dollars)

	Notes	2004	2003

Net sales		$36,553,084	$33,215,257

Cost of sales		(34,584,844)	(31,918,723)

Gross profit		$1,968,240	$1,296,534

Administrative and other operating expenses		(1,471,011)	(851,904)

Income from operations		$497,229	$444,630

Interest expenses	13	(164,558)	(115,044)

Other income	14	28,047	19,841

Income before taxes		$360,718	$349,427

Income tax	15	(136,117)	(61,465)

Net income		$224,601	$287,962

See notes to combined financial statements

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

COMBINED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(Stated in US Dollars)

		Accumulated
		other
	Common	comprehensive	Retained
	stock	income	earnings	Total

Balance, January 1, 2003	$644,305	(2,126)	126,588	768,767
Issue of ordinary shares	131	-	-	131
Net income	-	-	287,962	287,962
Foreign currency translation
adjustment	-	1,421	-	1,421

Balance, December 31, 2003	$644,436	$(705)	$414,550	$1,058,281

Balance, January 1, 2004	$644,436	$(705)	414,550	1,058,281
Net income	-	-	224,601	224,601
Issue of ordinary shares	9,998		-	9,998
Foreign currency translation
adjustment	-	1,117	-	1,117

Balance, December 31, 2004	$654,434	412	639,151	1,293,997

See notes to combined financial statements

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(Stated in US Dollars)

	2004	2003
Cash flows from operating activities
Net income	$224,601	$287,962
Adjustments to reconcile net income to net cash
provided by operating activities:-
Depreciation	126,225	18,427
Amortization of intangible assets	35,382	-
Loss on disposal of plant and equipment	-	2,350

Changes in operating assets and liabilities:-
Increase in trade receivables, deposits and prepayment	(1,997,000)	(779,032)
Increase in inventories	(2,601,377)	(613,096)
Increase / (decrease) in amount due to a director	122,571	(46,713)
Increase in trade and other payables	3,730,524	537,915
Increase in income tax payable	59,412	73,041

Net cash flows used in operating activities	$(299,662)	$(519,146)

Cash flows from investing activities
Acquisition of intangible assets	$(771,063)	$-
Purchase of plant and equipment	(781,095)	(14,803)
Proceeds from disposal of an associate company	-	60,631
Proceeds from disposal of plant and equipment	-	2,188

Net cash (used in) / generated from investing activities	$(1,552,158)	$48,016

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

COMBINED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEAR ENDED DECEMBER 31, 2004 AND 2003
(Stated in US Dollars)

	2004	2003
Cash flows from financing activities
Net proceed on the issuance of new share capital	$-	$131
Proceeds from short-term bank loans	140,937	-
Repayment of bank loans	(11,527)	-
Repayment of a capital lease	(6,975)	(6,992)
Increase in notes payable	4,176,477	87,674
Increase in restricted bank deposits	(2,255,598)	(2,838)

Net cash provided by financing activities	$2,043,314	$77,975

Net increase / (decrease) in cash and cash equivalents	$191,494	$(393,155)
Effect of foreign currency translation on cash and
cash equivalents	6,181	1,850
Cash and cash equivalents - beginning of year	111,198	502,503

Cash and cash equivalents - end of year	$308,873	$111,198

Analysis of the balances of cash and cash equivalents
Bank balances and cash	$911,487	$112,979
Bank overdrafts	(602,614)	(1,781)

	$308,873	$111,198

Supplemental disclosures for cash flow information:-
Cash (paid) / refund for :	$		$
Interest		(164,558)		(115,044)
Income taxes		(76,858)		11,577

See notes to combined financial statements

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

1. GROUP REORGANIZATION AND BASIS OF PRESENTATION

Times Manufacture & E-Commerce Corporation Limited (the “Company”) was incorporated in the British Virgin Islands on March 21, 2002 under the International Business Companies Act, British Virgin Islands. Pursuant to a group reorganization (the “Reorganization”) which was completed in December, 2005, the Company became the ultimate holding company of the then ultimate holding company of the commonly controlled entities by the acquisition of 100% of the issued and outstanding common stock of the then ultimate holding company of the commonly controlled entities. In return and exchange for the acquired interests in the then ultimate holding company of the commonly controlled entities, the Company issued 20,000 shares of voting common stock to the shareholders of the then ultimate holding company of the commonly controlled entities. As of December 31, 2005, the particulars of the commonly controlled entities are as follows :-

Name of company	Place and date of incorporation	Attributable equity interest %	Issued and fully paid capital	Principal activities

Billion Win International Enterprise Ltd (“BW”)	Hong Kong March 5, 2001	100	HK$5,000,000 Ordinary	Trading of watch components

Citibond Industrial Ltd (“CI”)	Hong Kong February 28, 2003	100	HK$1,000 Ordinary	Trading of watch components

Goldcome Industrial Ltd (“GI”)	Hong Kong March 2, 2001	100	HK$10,000 Ordinary	Trading of watch components

Megamooch International Ltd (“MI”)	Hong Kong April 2, 2001	100	HK$100 Ordinary	Trading of watches and watch components

Each of the Company, BW, CI, GI and MI has common controlling stockholder. Accordingly, the Reorganization is treated as if it is a single business combination and the financial information relating to the Company and its commonly controlled entities (the “Group”) for the two years ended December 31, 2004 and 2003 (the “Relevant period”) was prepared on a combined basis.

The combined statements of operations and combined statements of cash flows of the companies now comprising the Group have been prepared as if the current group structure had been in existence throughout the Relevant Period, or since their respective dates of incorporation where this is a shorter period.

The combined balance sheets of the Group as at December 31, 2004 and 2003 have been prepared to present the assets and liabilities of the companies now comprising the Group as at the respective dates as if the current group structure had been in existence as at those dates.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

2. PRINCIPAL ACTIVITIES

The Company is principally engaging in the holding of investments. The subsidiaries and its commonly controlled entities are principally engaged in the trading of completed watches and watch components.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Group maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The combined financial statements and notes are representations of management. Accounting policies adopted by the Group conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of combined financial statements, which are compiled on the accrual basis of accounting.

(b)	Principles of combination

The combined financial statements are presented in US Dollars and include the accounts of the Company, its subsidiaries and its commonly controlled entities. All significant inter-company balances and transactions are eliminated in combination.

As of December 31, 2004, the particulars of the subsidiaries and commonly controlled entities are as follows:

Name of company	Place and date of incorporation	Attributable equity interest %	Issued and fully paid capital	Principal activities

Times Manufacturing & E-Commerce Corporation Ltd (“TMEHK”) (Formerly known as Win Link Commodities Ltd)	British Virgin Islands January 2, 2002	100	US$20,000 Ordinary	Investment holding

Billion Win International Enterprise Ltd (“BW”)	Hong Kong March 5, 2001	100	HK$5,000,000 Ordinary	Trading of watch components

Citibond Industrial Ltd (“CI”)	Hong Kong February 28, 2003	100	HK$1,000 Ordinary	Trading of watch components

Goldcome Industrial Ltd (“GI”)	Hong Kong March 2, 2001	100	HK$10,000 Ordinary	Trading of watch components

Megamooch International Ltd (“MI”)	Hong Kong April 2, 2001	100	HK$100 Ordinary	Trading of watches and watch components

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(b)	Principles of combination (Cont’d)

Name of company	Place and date of incorporation	Attributable equity interest %	Issued and fully paid capital	Principal activities
TME Enterprise Ltd (Formerly known as Thousands Magic Corp.)	British Virgin Islands November 28, 2003	100	US$2 Ordinary	Investment holding

Citibond Design Ltd (Formerly known as Nuts and Oat Ltd)	British Virgin Islands August 1, 2003	100	US$2 Ordinary	Trading agency

Megamooch Online Ltd (Formerly known as Castle Rich Ltd)	British Virgin Islands June 6, 2003	100	US$2 Ordinary	Trading of watches and watch components

(c)	Use of estimates

The preparation of the combined financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(d)	Intangible assets

Intangible assets, are stated at cost less amortization and accumulated impairment loss. Amortization is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the intangibles are as follows:

Trademarks	5 years
Websites	5 years

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives are as follows:

Furniture & fixtures	4 - 5 years
Office equipment	3 - 4 years
Machinery & equipment	3 - 4 years
Mould	3 years
Motor vehicles	3 - 4 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(f)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting years, there was no impairment loss.

(g)	Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out (FIFO) method. It excludes borrowing costs. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(h)	Trade Receivables

Trade and other receivables are recognized initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for impairment of trade and other receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate. The amount of the provision is recognized in the income statement.There is no doubtful debt for the years ended December 31, 2004 and 2003 respectively.

(i)	Unearned income

Unearned income is revenue received from customers for the goods sold or services rendered that the earning process has not been completed as the significant risks and rewards for the performance of services or goods being sold has not transferred from the Group to the customers taking into account the conditions as stipulated in SFAS No. 48 have not all been satisfied and it is impracticable to ascertain a reasonable estimate of loss or provision without sufficient objective evidence in quantified amount.

(j)	Cash and cash equivalents

The Group considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Group maintains bank accounts only in Hong Kong. The Group does not maintain any bank accounts in the United States of America.

(k)	Restricted bank deposits

Restricted bank deposits represents secured time deposits on account to secure bank loans and bank overdrafts.

(l)	Foreign currency translation

The accompanying combined financial statements are presented in United States dollars. The functional currency of the Group is the Hong Kong Dollar (HKD). The combined financial statements are translated into United States dollars from HKD at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2004	2003
Year end HKD : US$ exchange rate	7.77600	7.76300
Average yearly HKD : US$ exchange rate	7.78925	7.77120

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(m)	Revenue recognition

Sales of goods are recognized when the Group has delivered goods to the customer, the customer has accepted the goods and collectibility of the related receivables is reasonably assured.

Interest income is recognized on a time-proportion basis using the effective interest method. When a receivable is impaired, the Group reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at original effective interest rate of the instrument, and continues unwinding the discount as interest income.

(n)	Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Transaction costs are incremental costs that are directly attributable to the acquisition, issue or disposal of a financial asset or financial liability, including fees and commissions paid to agents, advisers, brokers and dealers, levies by regulatory agencies and securities exchanges, and transfer taxes and duties. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.

(o)	Deferred income tax

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the combined financial statements. However, if the deferred income tax arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss, it is not accounted for. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

At the year end, the Group did not have any material deferred income tax and no deferred tax had been recognised accordingly.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Income taxes

The Group accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

The Group is operating in Hong Kong. In accordance with the relevant tax laws and regulations of Hong Kong, the corporation profits tax of 17.5% on the assessable profits of the Group is $136,117 and $61,465 for the years 2004 and 2003.

(q)	Advertising

The Group expensed all advertising costs as incurred.

(r)	Shipping and handling

All shipping and handling are expensed as incurred and outbound freight is not billed to customers.

(s)	Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit expenses included in general and administrative expenses were $15,346 and $12,283 for the years ended December 31, 2004 and 2003.

(t)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other consolidated financial statements. The Group’s current component of other comprehensive income is the foreign currency translation adjustment.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(u)	Recent accounting pronouncements

In May 2005, the FASB issued a SFAS 154, “Accounting Changes and Error Corrections” to replace APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements” requiring retrospective application to prior periods financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2005.

In February 2006, the FASB issued a SFAS 155, “Accounting for Certain Hybrid Financial Instruments” to amend FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

The Group does not anticipate that the adoption of these two standards will have a material impact on these combined financial statements.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

4. FINANCIAL RISK MANAGEMENT

The Group’s major financial instruments include debtors, creditors and bank deposits. Details of these financial instruments are disclosed in the respective notes. The risks associated with these financial instruments and the policies on how to mitigate these risks are set out below. The management manages and monitors these exposures to ensure appropriate are implemented on a timely and effective manner.

(c)	Currency risk

Certain debtors, deposits and prepayments and creditors of the Group are denominated in foreign currencies. The Group currently has a foreign currency hedging policy. The management monitors foreign exchange exposure and will consider hedging significant foreign currency exposure should the need arises.

(d)	Credit risk

The Group’s maximum exposure to credit risk in the event of the counterparties failure to perform their obligations as at 31st December 2004 in relation to each class of recognized financial assets is the carrying amount of those assets as stated in the balance sheet. In order to minimize the credit risk, the management of the Group has delegated a team responsible for determination of credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. In addition, the Group reviews the recoverable amount of each individual trade debt at each balance sheet date to ensure that adequate impairment losses are made for irrecoverable amounts. In this regard, the directors of the Group consider that the Group’s credit risk is significantly reduced.

The credit risk for bank deposits and bank balances exposed is considered minimal as such amounts are placed with banks with good credit ratings.

5. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

(a)	Allowance on bad and doubtful debts

The policy for allowance of bad and doubtful debts of the Group is the evaluation of recoverability and aging analysis of accounts and on management’s judgment. A considerable amount of judgment is required in assessing the ultimate realisation of these receivables, including conditions of customers of the Group were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

6.	TRADE AND OTHER RECEIVABLES

	2004	2003

Trade receivables	$3,369,326	$1,334,762
Amount due from a director	50,900	137,369
Deposits and prepayments	727,934	657,852

	$4,148,160	$2,129,983

The amount due from a director is unsecured, interest free, and has no fixed repayment terms.

7.	INVENTORIES

	2004	2003

Merchandises	$3,931,124	$1,327,533

8.	INTANGIBLE ASSETS
	2004	2003

Trademarks	$168,518	$-
Websites	568,416	-

	$736,934	$-

Amortization expense for the years ended 2004 and 2003 was $35,382 and $Nil respectively.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

9.	PLANT AND EQUIPMENT, NET

	2004	2003
At cost
Furniture & fixtures	$350,425	$14,943
Office equipment	11,380	36,094
Machinery & equipment	241,378	-
Mould	230,195	-
Motor vehicles	26,299	26,343

	$859,677	$77,380

Less: Accumulated depreciation
Furniture & fixtures	$21,049	$4,282
Office equipment	6,262	16,607
Machinery & equipment	35,391	-
Mould	76,732	-
Motor vehicles	23,691	15,828
	$163,125	$36,717

	$696,552	$40,663

Depreciation expense for the years ended 2004 and 2003 was $126,255 and $18,427 respectively.

10.	TRADE AND OTHER PAYABLES

	2004	2003

Trade payables	$1,805,995	$1,277,362
Amount due to a director	140,196	-
Accruals and deposit received	41,798	41,497

	$1,987,989	$1,318,859

Amount due to a director is unsecured, interest free, and has no fixed repayment terms.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

11.	UNEARNED INCOME

Unearned income is the amount received from a customer, which is an unrelated party, in its first year of business transacted for the goods sold that were given a one-year credit period and were only required to pay the Group after the expiration of one year from the day such goods were supplied and delivered. Since there is a possibility that the customer may return the goods, revenue is not recognized until the time stipulated in the contract for rejection has expired and no goods is returned in due course to substantiate the risk and reward for such trading activities carried out by the Group are matched and recognized under the U.S. GAAP.

12.	COMMON STOCK

For the purpose of this report, the combined common stock of the Group as at December 31, 2004 and 2003 represented the aggregate amount of nominal value of the common stock of the Company, TMEHK, BW, GI, CI and MI.

13.	INTEREST EXPENSES

	2004	2003

Interest on bank trust receipts	$139,209	$112,298
Interest on short-term bank loans	14,505	1,740
Interest on bank overdrafts	6,648	271
Interest element of a capital lease	1,947	735
Interest on other loans	2,249	-

	$164,558	$115,044

14.	OTHER INCOME

	2004	2003

Bank interest income - saving accounts	$11,719	$11
Bank interest income - fixed deposits	4,001	11,460
Net exchange gains	170	4,206
Services fee income	11,477	-
Overpaid by customer	383	6
Sundry income	297	4,151
Gain on disposal of fixed plant and equipment	-	7

	$28,047	$19,841

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

15.	INCOME TAXES

The following table accounts for the differences between the actual tax provision and the amounts obtained by applying the relevant applicable corporation income tax rate to income before tax for the year ended December 31, 2004 and 2003:

	2004	2003

Profit before taxation	$360,718	$349,427

Calculated at taxation rate of 17.5% (2003:17.5%)	63,126	61,149
Income not subject to taxation	(1)	(3)
Expenses not deductible	418	259
Temporary differences not recognised	(44,228)	431
Utilisation of tax loss in previous year	(1,327)	(866)
Unused tax losses not recognised	118,129	495

Taxation charge	$136,117	$61,465

16.	RELATED PARTIES TRANSACTIONS

The following material transactions with related parties during the years were in the opinion of the directors, carried out in the ordinary course of business and on normal commercial terms:

(a)
Purchase of trademarks from Stanford International Holding Corporation Limited, a related Company of which the director of the related company is the director of the subsidiaries of the Company, for the year 2004 was $120,000.

(b)	Purchase of trademarks from Mr. Mak Ho Fong, a director of the commonly controlled entities of the Company, for the year 2004 was $80,000.

(c)
Purchase of websites from Stanford International Holding Corporation Limited, a related Company of which the director of the related company is the director of the subsidiaries of the Company, for the year 2004 at a consideration of $570,000.

TIMES MANUFACTURE & E-COMMERCE CORPORATION LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)

17.	COMMITMENTS

The Group occupies office spaces for administrative purposes from third parties. Accordingly, for the years ended December 31, 2004 and 2003, the Group recognized rental expenses for these spaces of $53,575 and $56,660 respectively.

The Group has commitments with respect to non-cancelable operating leases for these offices, as follows:

	2004	2003

Not later than one year	$63,751	$18,993
Later than one year	-	-

	$63,751	$18,993

         300,000 Shares of Common Stock

ASIA TIME CORPORATION

[LOGO]

PROSPECTUS

WestPark Capital, Inc.

Until [_______], 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

_________, 2007

[ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated February 14, 2007

3,953,365 SHARES

ASIA TIME CORPORATION.

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 3,953,365 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from the sales by the selling stockholders, but we will receive funds from the conversion of outstanding Series A Convertible Preferred Stock held by selling stockholders, if exercised. Certain selling stockholders listed herein acquired their shares, an aggregate of 1,703,017 shares, while we were a “blank check” shell company and therefore are deemed to be underwriters under the Securities Act of 1933. Rule 144 is unavailable for resale transactions for these 1,703,017 shares. The other selling stockholders named herein may be deemed underwriters of the shares of common stock which they are offering.

Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the American Stock Exchange. We propose to obtain the trading symbol “[____]”.

Once, and if, our shares of common stock are quoted on the American Stock Exchange and there is an established market for these shares, the selling shareholders may sell the shares from time to time at market price prevailing on the American Stock Exchange at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Selling stockholders holding an aggregate of 2,250,348 shares of common stock, which underlie outstanding shares of Series A Convertible Preferred Stock convertible into common stock, offered through this prospectus have agreed not sell any of the shares until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period. The selling stockholders holding the remaining 1,703,017 shares of common stock offered through this prospectus are not subject to the lock up arrangement and may sell their shares prior to our common stock being traded at a fixed price of $1.29 per share. Once, and if, our common stock begins to be traded or quoted on any stock exchange, market, or trading facility, all of the selling stockholders may, subject to the lock up arrangement, sell their shares from time to time at the market price prevailing on the exchange, market, or trading facility, or at prices related to such prevailing market prices, or in negotiated transactions or a combination of such methods of sale.

The purchase of the securities involves a high degree of risk. See section entitled “Risk Factors” beginning on page 7.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: ____________________, 2007

[ALTERNATE PAGE]

TABLE OF CONTENTS
PROSPECTUS SUMMARY	1

SUMMARY FINANCIAL DATA	5

RISK FACTORS	7

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	18

DIVIDEND POLICY	19

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	21

RECAPITALIZATION	21

SELECTED CONSOLIDATED FINANCIAL DATA	23

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	24

DESCRIPTION OF BUSINESS	32

MANAGEMENT	37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38

DESCRIPTION OF SECURITIES	42

SELLING STOCKHOLDERS	46A

SHARES ELIGIBLE FOR FUTURE SALE	47

PLAN OF DISTRIBUTION	48

LEGAL MATTERS	50

EXPERTS	50

ADDITIONAL INFORMATION	50

INDEX TO FINANCIAL STATEMENTS	F-1

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1

SIGNATURES	II-8

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

i

[ALTERNATE PAGE]

The Offering

Common stock offered by selling stockholders	3,953,365 shares(1)

Common stock outstanding	23,156,629 shares(2)

Use of proceeds
We will not receive any proceeds from the sale of the common stock by the selling stockholders, except for funds from the conversion of outstanding Series A Convertible Preferred Stock held by the selling stockholders, if and when converted.

(1)
Consists of 2,250,348 shares of our common stock that have or may be issued upon conversion of Series A Convertible Preferred Stock that were issued to the selling stockholders and 1,703,017 shares of our common stock that were issued to selling stockholders.

(2)
The number of shares of our common stock outstanding as of February 9, 2007, excludes (i) 2,250,348 shares of our common stock issuable upon conversion of Series A Convertible Preferred Stock and (ii) up to 300,000 shares of our common stock (excluding an underwriters’ option to purchase an additional 45,000 shares to cover over-allotments) to be offered by us in a firm commitment public offering concurrently herewith.

Selling Stockholders holding an aggregate of 2,250,348 shares of common stock issuable upon conversion of outstanding Series A Convertible Preferred Stock that was purchased in a private placement that closed on February 9, 2007 have agreed that they will not sell any of their securities until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period

4

[ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, except for funds received from the conversion of Series A Convertible Preferred Stock held by certain of the selling stockholders, if and when exercised.

DIVIDEND POLICY

We do not expect to declare or pay any cash dividends on our common stock in the foreseeable future, and we currently intend to retain future earnings, if any, to finance the expansion of our business. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant. We had paid cash dividends of $642,848 during the year ended December 31, 2005.

19

[ALTERNATE PAGE]

SELLING STOCKHOLDERS

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

•	the number of shares owned by each stockholder prior to this offering;

•	the percentage owned by each stockholder prior to completion of the offering;

•	the total number of shares that are to be offered for each stockholder;

•	the total number of shares that will be owned by each stockholder upon completion of the offering; and

•	the percentage owned by each stockholder upon completion of the offering.

On January 23, 2007, concurrently with the close of the Share Exchange, we conducted an initial closing of a private placement transaction pursuant to which we sold an aggregate of 1,749,028 shares of Series A Convertible Preferred Stock at $1.29 per share. On February 9, 2007, we conducted a second and final closing of the private placement pursuant to which we sold 501,320 shares of Series A Convertible Preferred Stock at $1.29 per share. Accordingly, a total of 2,250,348 shares of Series A Convertible Preferred Stock were sold in the private placement for an aggregate of $2,952,946 (the “Private Placement”). Of the gross proceeds, $50,000 is represented by a subscription receivable from one investor. We agreed to file a registration statement covering the common stock sold in the Private Placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor. The investors in the Private Placement also entered into a lock up agreement pursuant to which they agreed not to sell their shares until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period. The 2,250,348 shares of common stock underlying the Series A Convertible Preferred Stock are being registered under this Prospectus.

Furthermore, pursuant to the terms of the Share Exchange, we agreed to register a total of 3,702,209 shares of common stock held by our shareholders who were shareholders immediately prior to the Share Exchange. Of these 3,702,209 shares, 1,703,017 shares will be covered by the resale registration statement filed in connection with the Private Placement and 1,999,192 shares that are held by affiliates of Westpark Capital, Inc. (“WestPark”) are to be included in a subsequent registration statement filed by us within ten days after the end of the six month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement. The 1,703,017 shares are being registered under this prospectus.

46 A

[ALTERNATE PAGE]

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (2)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (3)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (3)

Debbie Schwartzberg	1,332,795	(4)	5.8%	1,332,795	—	—%
Success Day International Limited	775,194	(5)	3.2	775,194	—	—
Sino Sky Enterprise Limited	775,194	(6)	3.2	775,194	—	—
Glenn Krinsky	185,112	(7)	*	185,112	—	—
Thomas Poletti	185,110		*	185,110	—	—
Linda Rosenberg	77,519		*	77,519	—	—
F Berdon Co., LP	77,500	(8)	*	77,500	—	—
Nutmeg Group	58,140	(9)	*	58,140	—	—
Paul Masters IRA	39,000	(10)	*	39,000	—	—
Fredric Colman	38,760		*	38,760	—	—
Arthur Luxenberg	38,760		*	38,760	—	—
Kagel Family Trust	38,760	(11)	*	38,760	—	—
Paul Rathwell	38,760		*	38,760	—	—
Harry Datys PSP Plan (DCG&T Trustee) FBO Harry Datys	31,008	(12)	*	31,008	—	—
Mark Neilson	31,008		*	31,008	—	—
Phoenix Capital Worldwide II, LP	29,070	(13)	*	29,070	—	—
George Glenn Izmirian	24,000		*	24,000	—	—
David H. Clarke	23,256		*	23,256	—	—
Michael J. Lichtie	20,000		*	20,000	—	—
Brent Butcher	20,000		*	20,000	—	—
Douglas Kuber	19,380		*	19,380	—	—
David C. Katz	15,000		*	15,000	—	—
David Chazanovitz	15,000		*	15,000	—	—
Michael Ira Glantz	11,628			11,628	—	—
Jerry Nathan Reiff	11,628		*	11,628	—	—
John W. Lahr	10,000		*	10,000	—	—
John W. Hardy	10,000		*	10,000	—	—
Felicia Grossman	9,690		*	9,690	—	—
David L. Boyer	7,752		*	7,752	—	—
Mitchell J. Lipcon Profit Sharing Keough Plan	4,341	(14)	*	4,341	—	—

* Indicates less than 1.0%.

46 B

[ALTERNATE PAGE]

(1)
Except for shares of common stock held by Debbie Schwartzberg, Glenn Krinsky, and Thomas Poletti, all of the shares of common stock listed in this selling stockholders table are shares of our common stock that are issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock.

(2)
Based on 23,156,629 shares of common stock outstanding as of the date of this prospectus. The number of shares of our common stock outstanding excludes (i) 2,250,348 shares of our common stock issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock and (ii) up to 300,000 shares of our common stock to be offered by us in a firm commitment public offering concurrently herewith (excluding underwriters’ over-allotment of 45,000 shares of common stock).

(3)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.

(4)
This shareholder is considered to be a promoter or affiliate with respect to the shares being registered because the shares were issued shares to this shareholder while we were a “blank check” shell company with no operations. These shares may not be sold pursuant to Rule 144 of the Securities Act, regardless of technical compliance with the rule.

(5)	Kam Yuen, as a majority shareholder of this entity, has voting and investment control over the shares owned by this entity.

(6)	Kam Yuen, as a majority shareholder of this entity, has voting and investment control over the shares owned by this entity.

(7)
This shareholder is considered to be a promoter or affiliate with respect to the shares being registered because the shares were issued shares to this shareholder while we were a “blank check” shell company with no operations. These shares may not be sold pursuant to Rule 144 of the Securities Act, regardless of technical compliance with the rule.

(8)	Frederick R. Berdon has voting and investment control over the shares owned by this entity.

(9)	Randall S. Goulding, as manager, has voting and investment control over the shares owned by this entity.

(10)	Paul Masters has voting and investment control over these shares.

(11)	David L. Kagel and Ima P. Kagel, as trustees, have sole voting and investment control over the shares owned by this entity.

(12)	Harry Datys (Delaware Charter Guarantee and Trust Co.) has voting and investment control over the shares owned by this entity.

(13)  Joseph Tedesco has voting and investment control over the shares owned by this entity.

(14)	Mitchell Lipcon has voting and investment control over the shares owned by this entity.

Except as described below and in this Selling Stockholders section, none of the selling stockholders, to our knowledge, has had a material relationship with our company other than as a shareholder at any time within the past three years:

•
Debbie Schwartzberg is a noteholder of the parent company of WestPark Capital, Inc., which entitles her to a 1.5% interest in the net profits of the parent company of WestPark Capital, Inc. Some of the controlling shareholders and control persons of WestPark Capital, Inc. were also, prior to the completion of the Share Exchange, controlling shareholders and control persons of our company, including Richard Rappaport, who is the Chief Executive Officer of WestPark and was the President and a significant shareholder of our company prior to the Share Exchange, and Anthony C. Pintsopoulos, who is the Chief Financial Officer of Westpark and was a controlling stockholder and an officer and director of our company prior to the Share Exchange. In addition, and Kevin DePrimio and Jason Stern, are each employees of WestPark and also shareholders of our company, both before and after the Share Exchange. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with our company upon the closing of the Share Exchange.

•	Thomas Poletti is a partner of Kirkpatrick & Lockhart Preston Gates Ellis LLP, which is providing U.S. legal representation to us.

46 C

[ALTERNATE PAGE]

PLAN OF DISTRIBUTION

The selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Debbie Schwartzberg, Glenn Krinsky and Thomas Poletti received their shares registered by this prospectus while we were a “blank check” shell company with no operations and are considered to be promoters or affiliates with respect to the shares, an aggregate of 1,703,017 shares of common stock. These shares may not be sold by these promoters or affiliates, or their transferees, pursuant to Rule 144 of the Securities Act, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the registration requirements of the Securities Act. Therefore, these promoters or affiliates, or their transferees, can only resell these shares through a registration statement filed under the Securities Act.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

[ALTERNATE PAGE]

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

[ALTERNATE PAGE]

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart Preston Gates Ellis LLP, Los Angeles, California. A partner of Kirkpatrick & Lockhart Preston Gates Ellis LLP owns 185,110 shares of common stock of our company.

EXPERTS

The consolidated financial statements of Times Manufacture as of December 31, 2005, 2004 and 2003 and for the years ended December 31, 2005, 2004, and 2003, appearing in this prospectus have been audited by Dominic K. F. Chan & Co., Certified Public Accountants, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We filed a Form 10-SB with the SEC and, as a result, we are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of directors and officers

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Company or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We will enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 25. Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee*		$1,628
NASD Filing Fee*		**
American Stock Exchange Listing Fee*		**
Transfer Agent Fees		**
Blue Sky Fees and Expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Miscellaneous		**
Total	$	** ____

*	All amounts are estimates other than the Commission’s registration fee, NASD filing fee and American Stock Exchange listing fee.

**	To be completed by amendment.

Item 26. Recent sales of unregistered securities

On January 23, 2007, pursuant to the terms of the Exchange Agreement entered into by and between us, Times Manufacture & E-Commerce Corporation Limited (“Times Manufacture”) and the sole shareholder of Times Manufacture, we issued 19,454,420 shares of common stock to Kwong Kai Shun, the sole shareholder of Times Manufacture, in exchange for all of the issued and outstanding securities of Times Manufacture. The securities were offered and issued to the sole shareholder of Times Manufacture in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Kwong Kai Shun was the principal executive officer of Times Manufacture before the Share Exchange and became our principal executive officer after the Share Exchange. The sole shareholder of Times Manufacture qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On January 23, 2007, concurrently with the close of the Share Exchange, we conducted an initial closing of a private placement transaction pursuant to which we sold an aggregate of 1,749,028 shares of Series A Convertible Preferred Stock at $1.29 per share. On February 9, 2007, we conducted a second and final closing of the private placement pursuant to which we sold 501,320 shares of Series A Convertible Preferred Stock at $1.29 per share. Accordingly, a total of 2,250,348 shares of Series A Convertible Preferred Stock were sold in the private placement for an aggregate of $2,952,946 (the “Private Placement”). Of the gross proceeds, $50,000 is represented by a subscription receivable from one investor. Each share of the Series A Convertible Preferred Stock is convertible into shares of common stock at a conversion price equal to the purchase price of such shares. However, if we, at any time prior to the first trading day on which our common stock is quoted on the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the New York Stock Exchange (each a “Trading Market”) sell or issue any shares of common stock in one or a series of transactions at an effective price less than such conversion price where the aggregate gross proceeds to us are at least $1.0 million, then the aforementioned conversion price shall be reduced to such effective price. Each share of Series A Convertible Preferred Stock shall automatically convert into shares of common stock if (i) the closing price of our common stock on the Trading Market for any 10 consecutive trading day period exceeds $3.00 per share, (ii) the shares of common stock underlying the Series A Convertible Preferred Stock are subject to an effective registration statement, and (iii) the daily trading volume of the common stock on a Trading Market exceeds 25,000 shares per day for 10 out of 20 prior trading days. Upon liquidation, the holders of the Series A Convertible Preferred Stock shall receive $1.29 per share of Series A Convertible Preferred Stock then held prior to any other distribution or payment made to holders of the common stock. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On January 3, 2006, we issued 3,702,209 shares of Common Stock to seven accredited investors (two of whom were officers and directors of our company at the time), for aggregate cash consideration of $2,167. We sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. Neither us nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

Item 27. Exhibits

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement

2.1
Share Exchange Agreement, dated as of December 15, 2006, by and among the Registrant, Kwong Kai Shun and Times Manufacture & E-Commerce Corporation, Limited (incorporated by reference from Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

3.1
Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10-SB (File No. 000-51981) filed with the Securities and Exchange Commission on May 5, 2006).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10-SB (File No. 000-51981) filed with the Securities and Exchange Commission on May 5, 2006).

3.3	Articles of Merger Effecting Name Change (incorporated by reference from Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

3.4
Certificate Of Designations, Preferences And Rights Of Series A Convertible Preferred Stock (incorporated by reference from Exhibit 3.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

4.1	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form SB-2 filed August 20, 2004).

5.1*	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP

10.1
Form of Subscription Agreement dated as of January 23, 2007 and February 9, 2007 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2007).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

23.1*	Consent of Dominic K. F. Chan & Co., Certified Public Accountants

23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).

* To be filed by amendment.

Item 28. Undertakings

The undersigned registrant hereby undertakes with respect to the securities being offered and sold in this offering:

The undersigned Registrant hereby undertakes that to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To including any prospectus by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

i	in any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that it will:

(i)
for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(ii)
for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the Securities Act to any purchaser, the undersigned registrant undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For the purpose of determining liability under the Securities Act to any purchaser, the undersigned registrant undertakes that:

(i)	if the undersigned registrant is relying on Rule 430B:

(a)each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall  be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	if the undersigned registrant is subject to Rule 430C:

(a) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kowloon, Hong Kong, on the 14th day of February, 2007.

ASIA TIME CORPORATION

By:	/s/ Kwong Kai Shun
Name	Kwong Kai Shun
Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Kwong Kai Shun	Chief Executive Officer, Chief Financial Officer and Chairman of the Board	February 14, 2007
Kwong Kai Shun
/s/ Michael Mark	Director	February 14, 2007
Michael Mark

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement

2.1
Share Exchange Agreement, dated as of December 15, 2006, by and among the Registrant, Kwong Kai Shun and Times Manufacture & E-Commerce Corporation, Limited (incorporated by reference from Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

3.1
Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10-SB (File No. 000-51981) filed with the Securities and Exchange Commission on May 5, 2006).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10-SB (File No. 000-51981) filed with the Securities and Exchange Commission on May 5, 2006).

3.3	Articles of Merger Effecting Name Change (incorporated by reference from Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

3.4
Certificate Of Designations, Preferences And Rights Of Series A Convertible Preferred Stock (incorporated by reference from Exhibit 3.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

4.1	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form SB-2 filed August 20, 2004).

5.1*	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP

10.1
Form of Subscription Agreement dated as of January 23, 2007 and February 9, 2007 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2007).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007).

23.1*	Consent of Dominic K. F. Chan & Co., Certified Public Accountants

23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).

* To be filed by amendment.